As filed with the Securities and Exchange Commission on September 26, 2016

Registration No.333-212204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Pre-Effective
Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Investors Real Estate Trust

(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1400 31st Avenue SW, Suite 60

Minot, ND  58702

(701) 837-4738

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Timothy P. Mihalick

President and Chief Executive Officer

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60, P.O. Box 1988

Minot, ND  58702

(701) 837-4738

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Joy S. Newborg, Esq.

Associate General Counsel

800 LaSalle Avenue, Suite 1600

Minneapolis, MN  55402

(952) 401-6600

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)		Proposed Maximum offering price per share(2)	Proposed maximum Aggregate offering price (2)	Amount of Registration fee (3)(4)
Common Shares of Beneficial Interest, no par value	4,710,432 shares	(3)	$6.24	$29,393,095.68	$0

(1)          Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common shares which become issuable as a result of adjustment by reason of any share dividend, share split, recapitalization or similar transaction.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C under the Securities Act, based on the average of the high and low sales prices for the Registrant’s common shares, as reported on the New York Stock Exchange on June 17, 2016, which was within five business days prior to the date of filing of this Registration Statement on Form S-3 on June 23, 2016.

(3)          Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 5,289,568 common shares previously registered on the prospectus supplement filed with the Commission on October 27, 2014 to the now expiring Form S-3 (No. 333-189637) filed with the Commission on June 27, 2013, which became effective on October 27, 2014 (“prior DRIP registration statement”), which remain unsold by the Registrant. The Registrant had paid a filing fee of $4,941.77 for such unsold common shares, which will continue to be applied to such unsold shares pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 415(a)(6), the offering of unsold shares under the prior DRIP registration statement will be deemed terminated as of the effective date of this Registration Statement.

(4)          Pursuant to Rule 457(p) under the Securities Act, a portion of the filing fees with respect to $75,000,000 of unsold securities from the Registrant’s prospectus supplement filed with the Commission on August 30, 2013 to the now expiring Form S-3 (No. 333-189637) filed with the Commission on June 27, 2013, which became effective on August 30, 2013 (“prior ATM registration statement”), are being applied towards this Registration Statement for the additional 4,710,432 common shares (“additional common shares”). The prior ATM registration statement registered common shares for a proposed maximum aggregate offering price of $75,000,000. As of the expiration of the prior ATM registration statement, the Registrant had not sold any of the $75,000,000 of common shares, resulting in an unused registration fee of $10,230. Pursuant to Rule 457(p) under the Securities Act, $2,959.88 of such previously paid registration fee is being applied to the additional common shares registered on this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed.  The selling shareholders named in this Prospectus may not sell the securities covered by this Prospectus until the registration statement filed with the  Securities and Exchange Commission, of which this Prospectus is a part,  is declared effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.

Subject to Completion, Dated September 26, 2016

PROSPECTUS

DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN
10,000,000 Common Shares of Beneficial Interest

Investors Real Estate Trust’s (“IRET”) Distribution Reinvestment and Share Purchase Plan (the “plan”) provides new investors, existing holders of our common shares of beneficial interest (the “common shares”) and existing holders of the limited partnership units (“units”) of our operating partnership, IRET Properties, a North Dakota Limited Partnership (“IRET Properties”), a convenient way to purchase our common shares by permitting participants in the plan to automatically reinvest cash distributions on all or a portion of their common shares and units (subject to a minimum reinvestment percentage of 10%) and to make voluntary cash contributions under the terms of the plan. Participation in the plan is entirely voluntary, and shareholders and unitholders may join or terminate their participation in the plan at any time. Shareholders and unitholders who do not choose to participate in the plan will continue to receive cash distributions on their common shares and units when, as and if declared, in the usual manner. Beneficial owners of our common shares whose shares are registered in names other than their own (i.e. by brokers, banks or other nominees) may join the plan by having the shares they wish to enroll in the plan transferred to their own names, or by arranging for the holder of record to join the plan.

This prospectus relates to 10,000,000 common shares registered for purchase under the plan and makes certain amendments to our existing plan. Current plan participants automatically will continue to participate in the plan.

Common shares purchased under the plan will either be issued by us or purchased from third parties on the open market or in privately negotiated transactions. We may, in our sole discretion, determine the source from which common shares will be purchased under the plan. However, we expect these shares to be primarily shares issued by us.

In our sole discretion, common shares purchased directly from us under the plan may be purchased at a discount (“purchase price discount”) ranging from 0% to 5% of the market price for our common shares at the time of purchase, and will provide us with additional capital for general corporate purposes. Common shares purchased under the plan through open market or privately negotiated transactions are not eligible for the purchase price discount, and the purchase price for such shares will be equal to the weighted average price (excluding brokerage commissions) of all common shares acquired in such manner on the distribution payment date, investment date or during the investment period, as applicable. Common shares purchased directly from us pursuant to an approved request for waiver of the monthly volume limit as described in this prospectus will be at the volume weighted average price, rounded to four decimal places, of our common shares, as traded on the New York Stock Exchange (“NYSE”) only during regular NYSE hours on the applicable trading days, and may be eligible for a purchase price discount. We may change or eliminate any purchase price discount at any time in our sole discretion.

To the extent required by applicable law in any jurisdiction, common shares offered under the plan to persons not presently common shareholders of record are offered only through a registered broker-dealer in such jurisdiction.

A summary of the plan is provided in this prospectus in a question and answer format. We encourage you to read it carefully. If you have any additional questions, please call us at (701) 837-4738. We recommend that you retain this prospectus for future reference.

Our common shares are traded on the New York Stock Exchange under the symbol “IRET.” On September 21, 2016, the last reported sale price of our common shares was $5.96 per share.  Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58702, telephone number (701) 837-4738, facsimile number (701) 838-7785 and web site:  www.iret.com.  The information set forth on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (“SEC”).

Investing in our common shares involves risks. See “Risk Factors” beginning on page 3 of this prospectus before purchasing our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus      , 2016

ABOUT THIS PROSPECTUS

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. Updated information may have been subsequently provided as explained in this prospectus under “Where You Can Find More Information” and “ Incorporation of Certain Documents by Reference.”

It is important for you to read and consider all of the information contained in this prospectus in making your decision to invest in our common shares. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” and “ Incorporation of Certain Documents by Reference.” If you are a participant in the plan or if you decide to participate in the future, then please keep this prospectus with your investment records, since it contains important information about the plan.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities.

As used in this prospectus, references to “we,” “our,” “us,” the “Company,” “IRET” and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires. References to “common shares” are to our common shares of beneficial interest, no par value. References to “Series A preferred shares” are to our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value. References to “Series B preferred shares” are to our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value. References to “shares of beneficial interest” are to all of our shares of beneficial interest including, without limitation, our common shares, our Series A preferred shares, our Series B preferred shares and any other shares of beneficial interest that we may issue in the future. References to “units” are to the limited partnership units of our operating partnership, IRET Properties.

IRET

We are a self-administered equity real estate investment trust (“REIT”) organized under the laws of North Dakota, and began operations in July 1970. Our business consists of acquiring, owning and leasing income-producing properties located primarily in the upper Midwest. Our investments consist of multifamily residential properties, consisting of apartment buildings, complexes and communities; healthcare properties, including senior housing; industrial; and other commercial properties. Our primary source of income and cash is rents associated with multifamily residential and commercial property leases.

We operate in a manner intended to enable us to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as may be amended (“Code”). We are structured as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, where we own our assets and conduct our day-to-day business operations through an operating partnership, IRET Properties, a North Dakota Limited Partnership, of which IRET, Inc., a North Dakota corporation and our wholly-owned subsidiary, is the sole general partner.

RISK FACTORS

An investment in our common shares involves certain risks that could affect us and our business, as well as the real estate industry generally. Please see “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, which is incorporated by reference herein, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus, to read about factors you should consider before investing in our common shares. Much of the business information and financial and operational data contained in our risk factors are updated in our periodic reports, which are also incorporated by reference into this prospectus. We cannot assure you of a profit or protect you against a loss on the common shares that you purchase under the plan.

In addition, below are additional risks associated with participation in the plan:

You will not know the price of the common shares you are purchasing under the plan at the time you authorize the investment or elect to have your distributions reinvested.    Although we describe generally in this prospectus how the price of any common shares purchase under the plan will be determined, you will not know the actual price of those common shares at the time you authorize the investment or elect to have your distributions reinvested.

The price of our common shares may fluctuate between the time you decide to purchase our common shares under the plan and the time of the actual purchase.   In addition, during this time period, you may become aware of additional information that might affect your investment decision. If you decide to withdraw from the plan, the market price of our common shares may decline between the time you decide to withdraw and the time your common shares are transferred or you receive a certificate evidencing your plan shares.

The market price of our common shares may be volatile due to numerous circumstances beyond our control.    The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. Another factor that may influence the price of our common shares is the annual yield from distributions on our common shares as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common shares to demand a higher annual yield, or a decrease in our distributions to shareholders could reduce the market price of our common shares. Other factors that could affect the market price of our common shares include, but are not limited to, the following:

•                  actual or anticipated variations in our quarterly results of operations;

•                  changes in market valuations of companies in the real estate industry;

•                  changes in expectations of future financial performance or changes in estimates of securities analysts;

•                  fluctuations in stock market prices and volumes;

•                  issuances of our common shares or other securities in the future;

•                  the addition or departure of key personnel; and

•                  announcements by us or our competitors of acquisitions, investments or strategic alliances.

USE OF PROCEEDS

We will only receive proceeds from the sale of common shares purchased directly from us under the plan. We will not receive any proceeds from the purchase of shares in the open market or in privately negotiated transactions. We have no basis for estimating either the number of common shares that may be issued by us under the plan or the prices that we will receive for such common shares. Any net proceeds we receive will be used for general corporate purposes, which may include one or more of the following:

•                  repayment of debt,

•                  acquisition of additional properties,

•                  funding our development and redevelopment pipeline,

•                  redemption of preferred shares,

•                  working capital and

•                  other general corporate purposes.

PLAN OF DISTRIBUTION

The common shares acquired under the plan will be either issued by us or acquired in the open market or in privately negotiated transactions. If you acquire common shares through the plan and resell them shortly before or after acquiring them (including covering short positions), under certain circumstances you may be participating in a distribution of securities that would require your compliance with Regulation M under the Exchange Act, and you may be considered to be an underwriter within the meaning of the Securities Act. We will not extend to you any rights or privileges other than those to which you would be entitled as a participant in the plan, nor will we enter into any agreement with you regarding your purchase of those common shares or any resale or distribution of those common shares. We may, however, accept voluntary cash contributions and initial investments made pursuant to requests for waiver of the monthly volume limit.

In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for waiver of the monthly volume limit by or on behalf of existing shareholders and new investors who may be engaged in the securities business. Additionally, any person acquiring common shares directly from us at a purchase price discount may capture the discount by reselling the common shares shortly thereafter. We have not entered into any agreements with any financial intermediary or other person to engage in such arrangements. We anticipate that the availability of a purchase price discount may encourage some participants in the plan to purchase more common shares than they would purchase without a purchase price discount, but we have no basis to quantify the extent to which additional common shares will be purchased because of any purchase price discount. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

We will pay all brokerage commissions and administrative fees in connection with common shares acquired in open market or privately negotiated transactions. Those participants whose common shares are held by a broker or other nominee most likely will incur some fees and costs. Brokers and nominees may impose charges or fees in connection with their handling of participation in the plan by nominee and fiduciary accounts. Additionally, if a participant requests plan shares to be certificated, the Plan Administrator may charge a handling fee.

DESCRIPTION OF THE DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN

The following questions and answers constitute the plan. You should read this prospectus carefully before electing to participate in the plan and retain it for future reference.

Purpose and Administration:

1.              What is the purpose of the plan?

The purpose of the plan is to primarily benefit long-term investors who want to increase their investment in our common shares by providing them a convenient and economical way to purchase our common shares. Under the plan, our common shares can be purchased with either voluntary cash contributions and/or reinvested cash distributions paid on our common shares and units. In addition, in our sole discretion, common shares that are acquired directly from us as newly issued common shares may be issued at a discount to the market price of our common shares at the time of purchase, ranging from 0% to 5% (“purchase price discount”).

2.              Who administers the plan?

The plan is administered by the Plan Administrator, American Stock Transfer & Trust Company, LLC (“AST”), or such successor plan administrator as we may designate. The Plan Administrator keeps records, sends statements of account to participants and performs other duties relating to the plan. They also act as the distribution disbursing agent, transfer agent and registrar for our common shares. Correspondence with the Plan Administrator should be sent to:

American Stock Transfer and Trust Company, LLC
Attention: Investors Real Estate Trust Distribution Reinvestment and Share Purchase Plan
P.O. Box 922
Wall Street Station
New York, NY 10269-0560
Telephone: 1-888-200-3167

We reserve the right to appoint a new Plan Administrator at any time, and may administer the plan ourselves.

You can obtain information about your AST account over the Internet, except for AST accounts registered in the name of an entity. To gain access, you will be required to use your account number and tax ID number. You may request your account number by calling the Plan Administrator at the telephone number above.

3.              Who interprets and regulates the plan?

We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action to effectuate the plan taken by us in the good faith exercise of our judgment will be binding on all plan participants.

4.              Can the plan be modified or terminated?

While we expect to continue the plan indefinitely, we may amend, suspend or terminate the plan at any time, but such action shall have no retroactive effect that would prejudice your interests. All participants will receive notice of any such action. We also reserve the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the plan then in effect), as we deem desirable or appropriate for the administration of the plan.

If the plan is terminated, the Plan Administrator will transfer your common shares in DRP form as directed by you or, at your request, you will receive (a) a certificate for all whole common shares held in your account and (b) a check representing the value of any fractional common share held in your account and any uninvested cash distributions held in the account.

5.    Are there any costs to me for participating in the plan?

We will pay, on behalf of plan participants, any applicable brokerage fees in connection with the purchase of common shares under the plan. In addition, we will pay all costs of administration of the plan. However, those participants whose common shares and/or units are held by a broker or other nominee most likely will incur some fees and costs. Brokers and nominees may impose charges or fees in connection with their handling of participation in the plan by nominee and fiduciary accounts. Additionally, if a participant requests plan shares to be certificated, we may charge a handling fee.

Eligibility to Participate

6.              Who is eligible to participate in the plan?

•                  All holders of record of our common shares.

•                  All holders of record of units.

•                  New investors who make an initial cash investment of at least $250 but not more than $10,000 (unless this investment limit is waived by us). See Question    for more details.

•                  Beneficial owners whose common shares and/or units are registered in names other than their own (for instance, in the name of a broker or bank nominee) may participate only if their broker or nominee offers the option of participating in the plan or the beneficial owner requests his or her bank, broker or trustee to transfer all or some of the common shares into the beneficial owner’s own name in order to allow participation in the plan. Beneficial owners should consult directly with the entity holding their common shares to determine if they can enroll in the plan or if they need to transfer the common shares.

7.              Are there restrictions and limitations on participation?

•                  Foreign Law Restrictions.  If you are a citizen or resident of a country other than the United States, its territories and possessions, you should make certain that your participation in the plan does not violate local laws governing such things as taxes, currency and exchange controls, stock registration and foreign investments applicable to us, the plan and you as a participant.

•                  Ownership Limitations.

•                  In order to maintain our qualification as a REIT, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). As a result, our Declaration of Trust prohibits any shareholder from owning over 9.8% of the lesser of the number or value of our outstanding shares, unless waived by us. If any shareholder acquires or is deemed to have acquired more than 9.8% of our outstanding shares, under the plan or otherwise, then (among other consequences) the number of shares owned by such shareholder that exceed the 9.8% ownership limit will be automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization selected by us and the purported transferee will acquire no rights in the shares. At the direction of our board of trustees, the trust will thereafter sell the shares and remit to such shareholder the lesser of the price paid by such shareholder for the shares or the proceeds received by the trust for the shares, minus any expenses or compensation due to the trust. We reserve the right to invalidate any purchases made under the plan that we determine, in our sole discretion, may violate the 9.8% ownership limit. Any approval of a waiver to the investment limitation will not be deemed a waiver of the 9.8% ownership limit.

•                  If the number of shares on which distributions are reinvested falls below one share, your participation in the plan will be terminated automatically and a check will be sent to you for any fractional share remaining.

•                  Our Right to Terminate and/or Restrict Participation. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible holders of common shares and units in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the market price of our common shares. In addition, we reserve the right to restrict your participation in the plan for any other reason. We have the sole discretion to exclude you from, or terminate your participation in, the plan.

Sources of Common Shares to be Purchased

8.              What are the sources for the common shares to be purchased under the plan?

Common shares purchased on your behalf under the plan will be either issued directly by us from our authorized but unissued shares, or purchased from third parties on the open market or in privately negotiated transactions. We may, in our sole discretion, determine the source from which common shares will be acquired under the plan, which may change from time to time. However, we expect these shares to be primarily issued by us.

Advantages and Disadvantages to Participation

9.              What are the advantages and disadvantages of the plan?

Before deciding whether to participate in the plan, you should consider the following advantages and disadvantages.

Advantages:

•                  You may have the opportunity to reinvest your cash distributions on all or a portion of your common shares and units (subject to a minimum reinvestment percentage of 10%) to purchase additional common shares at a discount from the market price when such shares are issued directly by us.

•                  You may have the opportunity to make a voluntary cash contribution (subject to a minimum of $250 and a maximum of $10,000 per month (“investment limitation”) or, with our pre-approval, in excess of the investment limitation) to purchase our common shares at a discount from the market price when such shares are issued directly by us.

•                  You are not required to pay brokerage commissions or other expenses in connection with the purchase of common shares under the plan, including purchases from third parties on the open market or in privately negotiated transactions.

•                  The plan permits whole and fractional common shares to be purchased from the reinvestment of cash distributions and voluntary cash contributions.

•                  By participating in the plan, you avoid the necessity of safekeeping certificates representing the common shares credited to your AST account, and thus have increased protection against loss, theft or destruction of such certificates.

•                  A regular statement for each participating AST account will provide you with a record of each transaction.

Disadvantages:

•                  You will bear the risks of fluctuation in the market price of our common shares. Therefore, you may not know the actual number of common shares purchased under the plan until after the Distribution Payment Date (as applicable for reinvestment of cash distributions) or the Investment Date or Investment Period (as applicable for voluntary cash contributions).

•                  You will have no control over the prices at which common shares are purchased for your account or control over the source of the acquired shares: either newly issued, open market purchases or privately negotiated transactions. Therefore, you may not know if the shares purchased for your account were eligible for any purchase price discount until after the Distribution Payment Date (as applicable for reinvestment of cash distributions) or Investment Date or Investment Period (as applicable for voluntary cash contributions).

•                  You will not receive the purchase price discount on common shares acquired through open market or privately negotiated transactions.

•                  The granting of a purchase price discount in any one month or quarter will not ensure the availability of a purchase price discount or the same purchase price discount in future months or quarters. Each month or quarter, we may, at our discretion, adjust or eliminate purchase price discounts after providing notice, at least 30 days prior to the next Investment Date, on our website, www.iret.com, in the Distribution Reinvestment and Share Purchase Plan section of the website.

•                  Any purchase price discount may create additional taxable income to you.

•                  If cash distributions are reinvested to purchase common shares on the open market, brokerage commissions or other trading expenses paid by us will be taxable income to you.

•                  The reinvestment of cash distributions on common shares will generally be taxable as dividends to the extent of our earnings and profits, and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.

•                  The reinvestment of cash distributions on units exceeding your adjusted tax basis in the units will be treated as an amount received on the taxable sale or exchange of your units and may give rise to income tax liability without providing you with the corresponding cash to pay the tax when due.

•                  We will not pay interest on voluntary cash contributions while the Plan Administrator holds them pending investment.

•                  If you make a voluntary cash contribution but later change your mind and want it returned to you, we are obligated to do so only if the Plan Administrator receives your written request not less than three business days prior to the applicable Investment Date.

Enrollment in the Plan

10.   How can an eligible person enroll in the plan?

If you currently own common shares and/or units, and such common shares and/or units are registered in your name, you may enroll in the plan by completing the Distribution Reinvestment and Share Purchase Plan Enrollment Form (“Enrollment Form”) and returning it to us, along with any other documentation requested by such form, as directed on the form. You may also enroll online at www.amstock.com by accessing your AST account, except for AST accounts registered in the name of an entity which accounts cannot be accessed online.

If you currently own common shares and/or units but such common shares and/or units are not registered in your name but rather are held in a brokerage, bank or other intermediary account, you should contact your broker, bank or other intermediary to determine whether they will participate in the plan on your behalf. If your broker, bank or nominee participates in the DTC reinvestment service, you should be able to request that your broker code your shares for dividend reinvestment to allow your distributions to be automatically reinvested through the plan. If your broker, bank or nominee does not participate in the DTC reinvestment service and will not participate in the plan, you will need to request the broker, bank or nominee to transfer the shares you wish to enroll in the plan into your own name and then enroll in the plan by completing the Enrollment Form, the New Account Enrollment Form (“New Account Form”) to set up a new account with AST and the Form W-9 and return to us, along with any other documentation requested by such forms, as directed on the Enrollment Form.

If you do not currently own common shares and/or units, you may enroll in the plan by completing the Enrollment Form, New Account Form and Form W-9, including any other documentation requested by such forms, and making an initial cash investment of at least $250 but not more than $10,000 (unless a waiver of the investment limitation is preapproved by us). Payment must be made by check made payable to us or by electing an automatic recurring deduction from one of the sources listed on the Enrollment Form. You may not send cash, money orders, travelers checks or third-party checks. Please allow approximately four to six weeks for your account to be established, initial shares to be purchased and a transaction confirmation to be mailed to you. No interest will be paid on amounts held by us pending investment.

If you are currently participating in the plan, your enrollment will be continued without sending another Enrollment Form.

When completing the forms, if the common shares and/or units are registered under more than one name (e.g., joint tenants, trustees, minors, etc.), all registered holders must sign the forms. We reserve the right to limit or combine accounts with identical taxpayer identification numbers and/or legal registrations. When completing the Form W-9, be careful to include your social security number or taxpayer identification number and complete the required certification. Failure to supply this information will result in backup withholding of a percentage (28%) of payments owed to you.

If you are one of our trustees, executive officers or an employee, you may not enroll in the plan during a Blackout Period or when you have Material Nonpublic Information about us, as defined and explained in more detail under our Insider Trading Policy.

11.   How can participants in the plan make changes to their enrollment in the plan?

You may change your participation in the plan in any way by completing the Change in Enrollment Form and returning it to us, along with any other documentation requested by such form, as directed on the form. You can make such changes at any time. However, if you are one of our trustees, executive officers or an employee, you may not change your enrollment in the plan during a Blackout Period or when you have Material Nonpublic Information about us.

12.       How can participants withdraw from the plan?

You may terminate your participation in the plan at any time by completing the Change in Enrollment Form and returning it to us as directed on the form.

If you want to terminate your participation in distribution reinvestment, you will need to submit the completed form no later than three business days prior to the next Distribution Payment Date. If received after this date, the withdrawal and termination will not become effective until after such Distribution Payment Date and subsequent distributions will be paid in cash.

When terminating a plan account, you may request your broker to initiate a Direct Registration System (DRS) transaction to transfer the common shares, or you may request that a share certificate be issued for all whole common shares held in the account. The Plan Administrator may charge a handling fee in addition to the cost of certified mail for issuing certificates for shares. As soon as practicable after notice of withdrawal and termination is received, the Plan Administrator will issue the shares in DRS form as directed by you, or mail to you at the address of record (a) a certificate for all whole common shares held in your plan account and (b) a check representing the value of any fractional common share held in the account. After your request for withdrawal has become effective and your AST account has been terminated, all distributions for the terminated account will be paid to you in cash unless and until you re-enroll in the plan.

13.       When may a prior participant re-elect to participate in the plan?

Generally, an eligible participant may re-elect to participate in the plan at any time by submitting a new Enrollment Form. However, we reserve the right to reject any Enrollment Form on the grounds of excessive withdrawal and re-election. Such reservation is intended to minimize unnecessary administrative expenses and to encourage use of the plan as a long-term investment service.

14.   Where can the applicable enrollment forms for the plan be obtained?

You may obtain the necessary forms to enroll, change enrollment or to terminate enrollment in the plan by contacting either the Plan Administrator (see Question 2 for contact information) or us by calling (701) 837-4738 or toll free at 1-888-478-4738 or by writing: Investors Real Estate Trust, Attn: Shareholder Relations Department, 1400 — 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Such forms are also available on our website, www.iret.com, under Investor Relations/Stock Information/Distribution Reinvestment & Share Purchase Plan. You may also visit the Plan Administrator’s website, www.amstock.com, to download the forms.

Distribution Reinvestment Under the Plan

15.       What distribution reinvestment options are available under the plan?

The Enrollment Form allows you to choose one of the two options listed below regarding your participation in distribution reinvestment for your selected AST account:

•                  Full Distribution Reinvestment

•                  Partial Distribution Reinvestment

If you complete the Enrollment Form but do not specify which reinvestment option you desire, your account will automatically be set up for full distribution reinvestment. You can change your reinvestment option at any time by completing the Change in Enrollment Form and returning it to us.

16.  What sources of funds are used to purchase common shares under distribution reinvestment?

By completing the Enrollment Form, you are instructing the Plan Administrator to purchase additional common shares under the plan by using:

•                  cash distributions on the common shares and/or units registered in your specified AST account;

•                  cash distributions on the common shares purchased under the plan and credited to your specified AST account; and

•                  any voluntary cash contributions received from you.

17.  How does partial distribution reinvestment work?

If you would like less than all of your common shares and/or units registered under the specified AST account to be subject to distribution reinvestment, you would select Partial Distribution Reinvestment on the Enrollment Form and specify what percentage of common shares and/or units you desire to be subject to distribution reinvestment (subject to a minimum reinvestment percentage of 10% of the common shares and/or units held as of the record date for a quarterly distribution). The cash distributions on the remaining common shares and/or units will be paid to you in cash in the usual manner.

In order for the plan to qualify as a distribution reinvestment plan, the Internal Revenue Service (the “IRS”) requires that distribution reinvestments under the plan cannot be for less than 10% of the distributions payable on all common shares and/or units under the specified AST account. Accordingly, the plan requires you to reinvest a minimum of every distribution payable on 10% of the common shares and/or units held as of the record date for a quarterly distribution. If your AST account falls below the 10% threshold, you will be sent a notification outlining your alternatives for reinvesting distributions.

In addition, the IRS requires the Plan Administrator to retain and accurately report cost basis information to shareholders and the IRS with respect to common shares acquired under the plan. Under the IRS regulations, the adjusted basis of shares in a qualified distribution reinvestment plan is determined by the plan administrator’s default method, unless the participant elects another method. The common reporting method applicable to distribution reinvestment plans is the average basis method. If the plan administrator chooses a default method other than the average basis method, then a plan participant may elect the average basis method by submitting an election in writing (including electronic communication) to the plan administrator and the administrator must execute the average basis method for that participant. Currently, the default method used by the Plan Administrator for cost bases reporting is first in first out, FIFO, unless the participant designates lots to be used.

18.  When are cash distributions reinvested?

Cash distributions will be reinvested to purchase additional common shares on the quarterly distribution payment date (the “Distribution Payment Date”), which is usually on or about the first day of each April, July and October, and on or about the 15th day of each January.

Quarterly distributions are paid when and if declared by our board of trustees. There can be no assurance that the board will declare distributions in the future, and nothing contained in the plan obligates the board to do so. However, we intend to continue to qualify as a REIT, and, as a REIT, we must distribute to our shareholders at least 90% of our taxable income each year.

19.  When should an Enrollment Form be submitted in order to participate for the next quarterly distribution on common shares and/or units?

The completed Enrollment Form needs to be submitted at least three business days prior to the record date for a quarterly distribution in order for such cash distributions to be reinvested under the plan as specified under the Enrollment Form for such quarterly distribution. The record date for quarterly distributions is approximately two to three weeks before the Distribution Payment Date. However, if you need to set up a new AST account by submitting a New Account Form in addition to the Enrollment Form, these forms need to be submitted at least four weeks before the next Distribution Payment Date in order for the distributions to be reinvested under the plan for such Distribution Payment Date. If the Enrollment Form is received after these dates, then that quarterly distribution will be paid to you in cash and the following quarterly distribution will then be reinvested as specified under the Enrollment Form.

20.  When should a Change in Enrollment Form be submitted in order to have the changes in effect for the next quarterly distribution on common shares and/or units?

The completed Change in Enrollment Form needs to be submitted at least three business days prior to the record date for a quarterly distribution in order for the changes specified under the Change in Enrollment Form to take effect for such quarterly distribution. The record date for quarterly distributions is approximately two to three weeks before the Distribution Payment Date. If the Change in Enrollment Form is received after this date, then the changes may not commence with such quarterly distribution, but rather with the following quarterly distribution.

Voluntary Cash Contributions Under the Plan

21.  Are eligible or existing plan participants required to make voluntary cash contributions under the plan?

Existing plan participants are not obligated to make any voluntary cash contributions under the plan. However, existing participants have the option to make voluntary cash contributions under the plan to acquire new common shares by making this election under the Enrollment Form or Change in Enrollment Form, as applicable. If you do not currently own common shares and/or units but would like to enroll in the plan, you are required to make at least one voluntary cash contribution subject to the investment limitations.

22.  What voluntary cash contribution options are available under the plan?

The Enrollment Form and Change in Enrollment Form allow you the option to make to make voluntary cash contributions on a one-time basis or on a recurring monthly basis.

If you wish to make a voluntary cash contribution on a one-time basis, you will need to enclose a check made payable to “Investors Real Estate Trust” subject to the investment limitations. You may not send cash, money orders, travelers checks or third-party checks.

If you wish to make recurring monthly purchases, you can either:

•                  authorize an automatic withdrawal from either your checking or savings account at a US bank or

•                  if you are our employee or trustee, authorize an automatic payroll deduction by completing the applicable section of the Enrollment Form or Change in Enrollment Form. This feature enables you to make ongoing investments without writing a check each time you want to make an investment. For checking or savings account withdrawals, funds will be deducted from your bank account on the 24th of the month preceding each Investment Date. If the bank account at the time of withdrawal contains insufficient funds to cover the authorized withdrawal, no withdrawal or investment will occur for that period. For payroll deduction, funds will be deducted from each paycheck. It will take approximately three weeks for the first automatic withdrawal or payroll deduction to be initiated. To change or terminate an automatic withdrawal or payroll deduction, a completed Change in Enrollment Form must be received at least ten business days before the next automatic withdrawal or payroll deduction occurs.

We may, from time to time, authorize other methods of payment. In that event, you will be notified through a posting on our website of the changed payment methods.

23.  Are there investment limitations applicable for voluntary cash contributions under the plan?

To purchase common shares using this feature of the plan, you must invest at least $250 at any one time, but you cannot invest more than $10,000 monthly (unless a waiver to the investment limitation is preapproved by us). Any voluntary cash contribution of less than $250 and the portion of any voluntary cash contribution(s) totaling more than $10,000 per month (unless a waiver to the investment limitation is preapproved by us), will be returned to you without interest. We may change these investment limitations at any time in our sole discretion. In that event, you will be notified through a posting on our website of the changed investment limits.

For the purpose of the above investment limitations, we may aggregate all voluntary cash contributions for participants with more than one AST account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by us to only one AST account. Also, all AST accounts we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that investment of voluntary cash contributions for each such account would be consistent with the purposes of the plan, we will have the right to aggregate all such accounts and to instruct the Plan Administrator to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single AST account received in respect of all such accounts.

24.  How are distributions paid on common shares purchased with voluntary cash contributions under the plan?

The Plan Administrator will automatically reinvest cash distributions paid on common shares purchased with voluntary cash contributions to purchase additional common shares on each Distribution Payment Date. You can not make a voluntary cash contribution without subjecting the common shares and/or units registered under the specified AST account, including the common shares purchased with voluntary cash contributions, to distribution reinvestment.

If you have already enrolled the common shares and/or units registered under the specified AST account for distribution reinvestment, then cash distributions paid on the common shares purchased with voluntary cash contributions will be reinvested in the same manner (Full Distribution Reinvestment or Partial Distribution Reinvestment) as indicated on the previous Enrollment Form or Change of Enrollment Form, or as indicated on the current form.

If you have not already enrolled in distribution reinvestment, but would like to make a voluntary cash contribution, you will need to select the desired distribution reinvestment option (Full Distribution Reinvestment or Partial Distribution Reinvestment) which will then apply to all common shares and/or units registered under the specified AST account. If you do not specify a distribution reinvestment option, your account will automatically be set up for full distribution reinvestment.

You can change your reinvestment option at any time by completing the Change in Enrollment Form and returning it to us.

25.  How can a current participant make a voluntary cash contribution?

If you are a current participant in the plan and would like to invest an additional amount of money to purchase common shares under the plan, you will need to complete a Change in Enrollment Form and select Voluntary Cash Contributions along with the desired frequency and the source of funds and return it to us along with payment, if applicable. By completing the Change in Enrollment Form in this manner, you are instructing the Plan Administrator to purchase for your specified AST account additional common shares under the plan with the voluntary cash contribution(s) and to reinvest the distributions paid on such shares in the same manner as the distributions paid on the common shares and/or units registered under such specified AST account. If, at this time, you would like to change your existing distribution reinvestment election for the account, you can do so on this form by completing the Distribution Reinvestment section of the form.

26.  How can an eligible person who is not a participant in the plan make a voluntary cash contribution?

If you are not a current holder of common shares and/or units or have not previously enrolled the specified AST account under the plan and would like to invest an amount of money to purchase common shares under the plan, you will need to complete an Enrollment Form and select Voluntary Cash Contributions along with the desired frequency and the source of funds, select the desired distribution reinvestment option and return it to us along with payment, if applicable. By completing the Enrollment Form in this manner, you are instructing the Plan Administrator to purchase for your specified AST account common shares under the plan with the voluntary cash contribution(s) and to reinvest the distributions paid on the common shares and/or units registered under the account in the same manner as indicated on the Enrollment Form. If you do not specify a distribution reinvestment option, your account will automatically be set up for full distribution reinvestment. You can change your reinvestment option at any time by completing the Change in Enrollment Form and returning it to us. If you are not a current holder of common shares and/or units, you will also need to submit the New Account Form and Form W-9.

27.  When are voluntary cash contributions invested?

Purchases of our common shares made with voluntary cash contributions will begin on an investment date (the “Investment Date”), which will be the 5th of each month, and may extend through an investment period not to exceed 30 business days after such Investment Date (the “Investment Period”). If the 5th is not a trading day on the NYSE, then the Investment Date will be the next trading day. Common shares purchased directly from us under the plan will be credited to your specified AST account on the Investment Date. Common shares purchased on the open market or in privately negotiated transactions will be credited to your specified AST account as of the last day on which all voluntary cash contribution purchases under the plan during an Investment Period are completed.

28.  When should elections to make voluntary cash contributions be submitted in order to participate in the next Investment Date/Investment Period?

If the voluntary cash contribution is to be paid with a check, the completed Enrollment Form or Change in Enrollment Form, as applicable, along with the check made payable to “Investors Real Estate Trust” in the total amount of the voluntary cash contribution, subject to the investment limitations stated above, must be received no later than five business days before the Investment Date for such contribution to be invested in our common shares beginning on next the Investment Date. If to be paid by an automatic recurring deduction, then the appropriate form must be received no later than ten business days before the Investment Date. However, if you need to set up a new AST account by submitting a New Account Form in addition to the Enrollment Form, these forms need to be submitted at least four weeks before the next Investment Date. If received after these dates, the Plan Administrator may hold those funds and invest them beginning on the next succeeding Investment Date. No interest will be paid on funds held pending investment. However, you have an unconditional right to request the return of any voluntary cash contributions not yet invested if written notice is received at least three business days prior to the Investment Date.

Purchase Prices Under the Plan

29.       What will be the price of the common shares purchased directly from us under the plan?

If common shares are purchased directly from us, the purchase price will be the market price of our common shares, which is the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE during regular NYSE hours on the Distribution Payment Date or Investment Date, as applicable. We will obtain this pricing information from NYSE, or, if NYSE is no longer providing this information, another authoritative source. We may offer a purchase price discount, in our sole discretion, ranging from 0% to 5% of the market price. In no event will the purchase price (taking into account any applicable discount) be less than 95% of the market price of our common shares. The current purchase price discount can be found under the Distribution Reinvestment and Share Purchase Plan section of our website, www.iret.com.

30.    Is the purchase price discount subject to change?

We may change or discontinue the purchase price discount at any time and for any reason, in our sole discretion. If the purchase price discount is to be changed, we will provide notice to participants under the Distribution Reinvestment and Share Purchase Plan section of our website at least 30 days prior to the next Investment Date.

31.                               What will be the price of the common shares purchased under the plan through open market purchases or privately negotiated transactions?

If common shares are to be purchased in the open market or in privately negotiated transactions, either we, the Plan Administrator or any independent agent appointed by us, may buy the common shares on behalf of the plan and, except for any limitations imposed by federal or state securities laws, will have full discretion as to all matters relating to such purchases including determining the number of shares to be purchased on any given day, the time of day, the price to be paid for shares, the markets in which the shares are to be purchased (which may include any securities exchange or over-the-counter market) and the persons (including brokers or dealers) from or through whom purchases are made. We reserve the right to designate any exclusive broker to purchase the shares on the open market.

For purposes of executing purchase transactions, your funds may be commingled with the funds of other participants and purchases may be made over a number of days. No interest will be paid on funds held pending investment. The purchase price of such common shares will be equal to the weighted average cost (excluding brokerage commissions) of all common shares acquired on behalf of the plan during the Investment Period. Common shares acquired in open market or in privately negotiated transactions will not be eligible for the purchase price discount.

No participant in the plan will have the authority or power to control either the timing or the pricing of the shares purchased on the open market or in privately negotiated transactions. Therefore, you will not be able to precisely time your purchases through the plan, and you will bear the market risk associated with fluctuations in the price of our common shares. If you send in a voluntary cash contribution, it is possible that the market price for our common shares could go up or down before common shares are purchased with your funds under the plan. We, the Plan Administrator or the independent agent, as the case may be, will use its best efforts to apply all funds to the purchase of common shares during the Investment Period, subject to any applicable requirements of federal or state securities laws.

32.    How will the number of common shares purchased for my account be determined?

The number of common shares purchased for your account as of any Distribution Payment Date, Investment Date or Investment Period, as applicable, will be equal to the total dollar amount invested for you divided by the applicable purchase price per share. The number of common shares will be computed to the third decimal place, and the applicable purchase price will be computed to the fourth decimal place. The amount to be invested for you will be reduced by any amount we are required to deduct for federal tax withholding purposes.

Waiver of Investment Limitations

33.       May a participant make a voluntary cash contribution over the investment limitation?

If you wish to make a voluntary cash contribution, including an initial cash payment, in excess of  the $10,000 per month investment limitation and be eligible for a potential purchase price discount, you must obtain our prior written approval by submitting a Waiver Request Form. See Question 14 as to where you can obtain this form. The completed form must be faxed to us at the number listed on the form. We will notify you whether such waiver has been granted or denied, either in whole or in part, within three business days of the receipt of the waiver request.

We have sole discretion whether to approve any waiver request. We also reserve the right, in our sole discretion and without notice, to administer and approve any terms regarding the discount, threshold price or any other terms regarding investments exceeding the plan limitations as we deem necessary or desirable. In deciding whether to approve a waiver request, we will consider relevant factors, including but not limited to the following:

•                  Whether the plan is then acquiring newly issued shares directly from us or acquiring shares in the open market or in privately negotiated transactions from third parties,

•                  Our need for additional funds,

•                  The desirability of obtaining additional funds through the sale of common shares as compared to other sources of funds,

•                  The purchase price likely to apply to any sale of common shares,

•                  The participant or new investor submitting the request,

•                  The extent and nature of the participant’s prior participation in the plan,

•                  The number of common shares held of record by the participant and

•                  The aggregate number of voluntary cash contributions in excess of investment limitation for which waiver requests have been submitted by other existing shareholders and new investors.

If waiver requests are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine to be appropriate. The plan does not provide for a predetermined maximum amount that an existing shareholder or new investor may invest or a maximum number of shares that may be purchased pursuant to a waiver request except that no one may own more than 9.8% of our outstanding shares.

34.       If a waiver request has been approved, how are shares priced and purchased?

Common shares purchased pursuant to an approved waiver request will be purchased directly from us, and will be priced and purchased as follows:

•                  The purchase price will be the volume weighted average price, rounded to four decimal places, of our common shares as traded on the NYSE during NYSE’s regular hours on the Waiver Investment Date (“market price”), less any applicable waiver discount. We will obtain this pricing information from the NYSE, or, if the NYSE is no longer providing this information, another authoritative source.

•                  We may, in our sole discretion, establish a discount to the purchase price (“waiver discount”), ranging from 0% to 5% of the purchase price, and may vary waiver discounts for each pricing period. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount, if any, will apply to the whole voluntary cash contribution, but will not be in addition to any purchase price discount that might be available.

•                  Funds for the full voluntary cash contribution must be received by us not later than three business days before the first day of the pricing period.

•                  Purchases will be made over a “pricing period,” which generally will consist of one to 30 separate days determined by us, in our sole discretion, during which trading of our common shares is reported on the NYSE. Each of these separate days will be a “Waiver Investment Date,” and an equal proportion of the voluntary cash contribution will be invested on each Waiver Investment Date during such pricing period, subject to the qualifications listed below.

•                  We may establish a minimum, or “threshold,” price for any pricing period (not adjusted for a waiver discount, if any). If the threshold price is not met on any Waiver Investment Date, then we will exclude such Waiver Investment Date from the pricing period and refund that day’s proportional investment amount. For example, if the threshold price is not met for two of the Waiver Investment Dates in a 10-day pricing period, then we will return 20% of the funds submitted in connection with the waiver request, without interest, unless we have activated the pricing period extension for the pricing period, as described below. We are not required to notify a participant that a threshold price has been established for any pricing period. The setting of a threshold price and the possible return of a portion of the voluntary cash contribution applies only to that portion of the voluntary cash contributions exceeding the investment limitation. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any other pricing period. We may waive our right to set a threshold price for any pricing period.

•                  For any pricing period, we may activate a pricing period extension that will extend the pricing period by the number of days that the threshold price has not been satisfied on a Waiver Investment Date, subject to a maximum of five trading days. In the waiver request approval, we will indicate if we have activated a pricing period extension.

•                  Common shares purchased will be posted to participant’s account within three business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three business days of each separate Waiver Investment Date. In the waiver request approval, we will indicate if we have elected the continuous settlement feature.

•                  Request for waiver forms and information regarding the establishment of a threshold price, if any, and discount, if any, may be obtained by contacting us at 701-837-4738.

For more information on waiver requests, please contact us at 701-837-4738

Reports to participants

35.       What reports will be sent to participants in the plan?

After an investment is made under the plan for your account, you will be sent a statement which will provide a record of the purchase price paid, the number of common shares purchased, the date on which the common shares were credited to your account and the total number of common shares held in your account. This information will be your record of the cost of your purchases of common shares, and should be retained for income tax and other purposes. During the year, you will receive copies of the same communications sent to all other holders of our common shares. Following the final plan purchase in each calendar year, you will be sent income tax information for reporting distributions paid.

Other information

36.       Will I receive stock certificates for the common shares purchased under the plan?

No certificates evidencing the common shares purchased on your behalf under the plan will be issued but rather such common shares will be credited to your AST account. If you would like certificates issued, you must submit a written request to the Plan Administrator, and such requests will be handled normally within two weeks. A handling fee, in addition to the cost of certified mail, may be charged. Any remaining common shares will continue to be credited to your account.

If you request the Plan Administrator to issue a certificate in your name representing all of the common shares in your account, you will be deemed to have terminated your participation in the plan. If your account contains fractional shares, you will be sent a certificate for all the whole common shares held in the account and a check representing the value of the fractional share held in the account. The value of fractional shares will be calculated using the NYSE Official Open Price on the day the share certificates are issued for the whole common shares held in the account. Certificates for fractional shares will not be issued under any circumstances.

37.       In whose name will certificates be registered and issued?

Certificates for common shares will be registered in the name in which your AST account is maintained. For holders of record, this generally will be the name or names in which your common share certificates and/or units are registered at the time you enroll in the plan. Upon written request, common shares will be registered in any other name, upon the presentation to the Plan Administrator of evidence of compliance with all applicable transfer requirements, including securities laws and regulations and the payment of any applicable transfer taxes.

38.       May common shares in my plan account be pledged?

You may not pledge or assign book-entry shares held in your AST account. If you wish to pledge such common shares, you must first request that a certificate for such common shares be issued in your name.

39.       What happens if I sell or transfer common shares and/or units registered in my name but held outside the plan?

If you dispose of all common shares and/or units registered in your name but held outside of your AST account, the distributions on the common shares and/or units credited to your AST account will continue to be reinvested according to your instructions until you notify the Plan Administrator that you wish to withdraw from the plan by completing the Change in Enrollment Form. If your account balance falls below one (1) full share, the Plan Administrator may liquidate the fractional share and mail any proceeds to the address of record.

40.       What happens if a stock distribution is declared or a stock split occurs?

In the event of a stock split or a stock distribution payable in common shares, we will credit to your account the applicable number of whole and/or fractional common shares based on the number of common shares held in your AST account as of the record date for the stock distribution or split. Stock distributions or split shares distributed on common shares for which you hold certificates outside of your AST account will be sent directly to you in the same manner as to shareholders who are not participating in the plan. Transaction processing may be curtailed or suspended until the completion of any stock split, stock distribution or other corporate action.

41.       If rights to purchase securities are issued to common shareholders, how will the rights on common shares held in my plan account be handled?

If we have a rights offering in which separately tradable and exercisable rights are issued to registered common shareholders, the rights attributable to whole common shares held in your AST account will be transferred to you as promptly as practicable after the rights are issued. Rights attributable to fractional common shares held in your account will be reinvested in common shares. Transaction processing may be curtailed or suspended until the completion of any rights offering or other corporate action.

42.       How are the common shares in my account voted at shareholder meetings?

You will receive proxy materials relating to our annual shareholder meetings, and will have the right to vote the total number of common shares held by you, both the common shares for which you hold certificates, if any, and those credited to your AST account. The proxy materials will include instructions on how to vote the common shares. Unitholders are not entitled to vote at meetings of our shareholders.

43.       What is our responsibility under the plan?

Neither we nor the Plan Administrator are liable for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant’s AST account upon such participant’s death prior to receipt of notice in writing of such death, (b) with respect to the prices and times at which common shares are purchased or sold for a participant, or (c) with respect to any fluctuation in market value before or after any purchase of common shares.

Neither we nor the Plan Administrator will have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. We will be entitled to rely on completed forms and proof of due authority to participate in the plan, without further responsibility of investigation or inquiry. None of our trustees, officers, employees or shareholders will have any personal liability under the plan.

WE CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON COMMON SHARES PURCHASED UNDER THE PLAN.

44.       What are the responsibilities of participants under the plan?

The common shares in your AST account may revert to the state in which you live in the event that the shares are deemed, under your state’s laws, to have been abandoned by you. For this reason, you should notify the Plan Administrator promptly in writing of any change of address. The Plan Administrator will address account statements and other communications to you at the last address of record you have provided to the Plan Administrator. You will have no right to draw checks or drafts against your account or to instruct the Plan Administrator with respect to any common shares or cash held by the Plan Administrator pursuant to the plan except as expressly provided herein.

45.       What law governs the plan?

The terms and conditions of the plan and its operation shall be governed by the laws of the State of North Dakota.

46.       Are plan participants assured of receiving a distribution?

The payment of distributions is at the discretion of our board of trustees and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any future distribution on our common shares and/or units.

47.       What are the federal income tax consequences of participation in the plan?

The federal tax treatment of distribution reinvestment and share purchase programs is not entirely clear. You are encouraged to consult your tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions and purchase of shares under the plan, your tax basis and holding period for shares acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and does not constitute tax advice.

The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the IRS and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus supplement.

Reinvestment of Shareholder Distributions

Although the federal income tax treatment of distribution reinvestment plans is not entirely clear, it is expected that a shareholder participating in the plan will be treated for federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the sum of (a) the fair market value of any common shares purchased under the plan (including common shares purchased through the reinvestment of distributions on shares held in the shareholder’s account), (b) a pro rata portion of any brokerage costs incurred by us to acquire the common shares on the open market or in privately negotiated transactions, and (c) any cash distributions actually received by the shareholder with respect to any common shares not included in the plan. The total amount of cash and other distributions will be reported to a shareholder and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of common shares purchased under the plan will be equal to the fair market value of the shares on the Distribution Payment Date plus the shareholder’s pro rata share of any brokerage costs paid by us. A shareholder’s holding period for common shares purchased under the plan generally will begin on the day after the date on which the common shares are credited to the shareholder’s account.

Our distributions to shareholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either (i) a “capital gain” dividend or (ii) in the case of shareholders taxed at individual rates who satisfy certain holding period requirements, as “qualified dividend income” pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a shareholder’s adjusted tax basis in our common shares and, to the extent in excess of the shareholder’s basis, will be taxable as a gain realized from the sale of the shareholder’s common shares. Distributions to corporate shareholders, including amounts taxable as dividends to corporate shareholders, will generally not be eligible for the corporate dividends-received deduction. See “Material Federal Income Tax Considerations — Taxation of U.S. Shareholders” and “Material Federal Income Tax Considerations — Taxation of Non-U.S. Shareholders.”

Reinvestment of Unitholder Distributions

The federal income tax treatment of unitholders who participate in the plan is not entirely clear, because there is no clear legal authority regarding the federal income tax treatment of an owner of an entity taxed as a partnership who invests cash distributions from the partnership in shares of another entity that is a partner in the partnership. The following, however, sets forth our view of the likely tax treatment of unitholders who participate in the plan. We and IRET Properties intend to report the tax consequences of a unitholder’s participation in a manner consistent with the following.

In the case of common shares purchased from us pursuant to the plan, a unitholder will likely be treated for federal income tax purposes as having received a cash distribution from IRET Properties equal to the fair market value of the common shares purchased on the Distribution Payment Date. With respect to common shares purchased in open market transactions or in privately negotiated transactions with third parties, it is expected that a unitholder will be treated for federal income tax purposes as having received a distribution from IRET Properties equal to the sum of (a) the fair market value of the common shares purchased under the plan and (b) a pro rata portion of any brokerage costs incurred by us (and reimbursed to us by IRET Properties). A unitholder’s tax basis in the common shares purchased under the plan will be equal to the fair market value of the shares on the Distribution Payment Date plus a unitholder’s pro rata share of any brokerage costs. A unitholder’s holding period for common shares purchased under the plan generally will begin on the day after the date on which the common shares are credited to its account.

Cash distributions from IRET Properties to unitholders, to the extent they do not exceed a unitholder’s adjusted tax basis in its units, generally will not result in taxable income to that unitholder, but will reduce the unitholder’s adjusted tax basis in its units by the amount distributed. Cash distributed to a unitholder in excess of its adjusted tax basis in its units generally will be treated as an amount received on the sale or exchange of its units and is generally taxable as long-term capital gain (or loss) to the extent of the portion of the unitholder’s units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the unitholder’s units that are held for twelve months or less. For this purpose, a unitholder will begin a new holding period in a portion of its units each time the unitholder makes an additional investment in IRET Properties. However, under Section 751(b) of the Code, to the extent a distribution is considered to be in exchange for a unitholder’s interest in substantially appreciated inventory items or unrealized receivables of IRET Properties, that unitholder may recognize ordinary income rather than a capital gain. A distribution of property other than cash and marketable securities generally will not result in taxable income or loss to a unitholder.

Voluntary Cash Contributions

Although the treatment of direct share purchase programs is not entirely clear, if you participate in the voluntary cash contribution and the distribution reinvestment features under the plan, based on a private letter ruling issued to another REIT, it is expected that you will be treated for federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the excess, if any, of the fair market value of the common shares on this date over the amount of your voluntary cash payment. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the Plan Administrator from parties other than us. Shares acquired through the share purchase feature under the plan should have a tax basis equal to the amount of the payment plus the total amount of distributions, if any, you are treated as receiving as described above. Your holding period for shares (including fractional shares) acquired through voluntary cash contributions under the plan generally will begin on the day after the shares were acquired.

Distributions that you receive as a result of voluntary cash contributions will be taxable as dividends to the extent of our current and accumulated earnings and profits (as determined for federal income tax purposes). Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed the adjusted tax basis of your shares but instead will reduce the adjusted tax basis in your shares. To the extent that such distributions exceed the adjusted tax basis of your shares, they will be included in your income as capital gain. In addition, if we designate part or all of our distributions as capital gain distributions, those distributions will be treated by you as long-term capital gains. See “Material Federal Income Tax Considerations — Taxation of U.S. Shareholders” and “Material Federal Income Tax Considerations — Taxation of Non-U.S. Shareholders.”

Backup Withholding and Administrative Expenses

We may be required to deduct as “backup withholding” a percentage (28%) of all distributions paid to you, regardless of whether such distributions are reinvested pursuant to the plan, and may be required to deduct backup withholding from all proceeds from sales of common shares held in your account. You are subject to backup withholding if: (a) you have failed properly to furnish us with your correct tax identification number, or TIN; (b) the IRS or a broker notifies us that the TIN furnished by you is incorrect; (c) the IRS or a broker notifies us that backup withholding should be commenced because you failed to properly report dividends paid to you; or (d) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before such distributions are reinvested under the plan. Therefore, if you are subject to backup withholding, distributions to be reinvested under the plan will be reduced by the backup withholding amount.

If you are a foreign person, you need to provide the required federal income tax certifications to establish your status as a foreign shareholder or unitholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign person whose distributions are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be credited to your account.

Foreign shareholders or unitholders who elect to make voluntary cash contributions only will continue to receive regular cash distributions on shares registered in their names, in the case of shareholders, and units, in the case of unitholders, in the same manner as if they were not participating in this plan. Funds for voluntary cash contributions must be in United States dollars and will be invested in the same way as payments from other participants.

All costs of administering the plan will be paid by us (however, if a participant requests plan shares to be certificated, the Plan Administrator may charge a handling fee, and the Plan Administrator currently deducts a $15 new account enrollment fee from initial investments under the plan). Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs of administering the plan do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your common shares. For this or other reasons, we may in the future take a different position with respect to the costs of administering the plan. See “Material Federal Income Tax Considerations — Information Reporting Requirements and Withholding.”

Disposition

A gain or loss may be recognized upon your disposition of common shares received from the plan. You may recognize a gain or loss upon receipt of a cash payment for a fractional common share credited to your account. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional common shares and the tax basis of the common shares. Generally, any gain or loss recognized on the disposition of common shares acquired under the plan will be treated for federal income tax purposes as a capital gain or loss. See “Material Federal Income Tax Considerations — Taxation of U.S. Shareholders — Disposition of Shares” and “Material Federal Income Tax Considerations — Taxation of Non-U.S. Shareholders.”

DISTRIBUTIONS

We currently pay regular quarterly distributions to holders of our common shares and units. Future distributions will be authorized by our board of trustees and declared by us based upon a number of factors, including the amount of funds from operations, our financial condition, debt service requirements, the dividend requirements for our Series A preferred shares, Series B preferred shares, capital expenditure requirements for our properties, our taxable income, the annual distribution requirements under the REIT provisions of the Code and other factors our trustees deem relevant. Our ability to make distributions to our shareholders and unitholders will depend on our receipt of distributions from IRET Properties, our operating partnership, and lease payments from our tenants with respect to our properties, and we can make no assurances to you about our ability to make future distributions.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following is a summary of the material terms of our common shares of beneficial interest. This summary is not a complete legal description of the common shares offered by this prospectus or our Series A and Series B preferred shares and is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust (including the Articles Supplementary classifying and designating our Series A preferred shares and our Series B preferred shares)(collectively referred to as our “Declaration of Trust”), and our Fourth Restated Trustee’s Regulations (Bylaws) (“Bylaws”). We have filed copies of our Declaration of Trust and our Bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part.

General

We are authorized, under our Declaration of Trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our Declaration of Trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as the board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our Declaration of Trust establishing the terms of that class or series adopted by our board of trustees and will become part of our Declaration of Trust. As of September 21, 2016, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 121,652,223 were issued and outstanding,  an unlimited number of Series A preferred shares, of which 1,150,000 were issued and outstanding, and an unlimited number of Series B preferred shares, of which 4,600,000 were issued and outstanding.

The voting and distribution rights of the holders of common shares are subject to the prior rights of the holders of our Series A preferred shares, our Series B preferred shares and any other subsequently-issued classes or series of preferred shares. Unless otherwise required by applicable law or regulation, other classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Other classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any subsequently-issued class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions

Our Declaration of Trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our Declaration of Trust provides that any transaction, other than a transaction entered into through the New York Stock Exchange or other similar exchange, that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit, which as of the date of this prospectus is 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being closely held, or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of “excess shares,” and these excess shares will be transferred to an “excess share trustee” for the exclusive benefit of the charitable beneficiaries named by our board of trustees.

In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:

•    if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or

•    if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.

We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.

Common Shares

General. Our Declaration of Trust authorizes the issuance of an unlimited number of our common shares. As of September 21, 2016, there were 121,652,223 of our common shares outstanding and 16,281,645 of our common shares potentially issuable upon exchange, in our sole description, of previously issued LP Units, on a one-for-one basis, upon holders’ exercise of certain redemption rights under the Agreement of Limited Partnership of IRET Properties, dated January 31, 1997, and as amended to date (“LP Agreement”), and there were no warrants, options or other contractual arrangements, other than the LP Units, requiring the issuance of our common shares or any other shares of beneficial interest.

All of our common shares covered by this prospectus will be duly authorized, fully paid and nonassessable when exchanged for LP Units in accordance with the terms of the LP Agreement.

Voting Rights. Subject to the provisions of our Declaration of Trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.

Our Declaration of Trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our Declaration of Trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our Declaration of Trust or our Bylaws. Our Declaration of Trust further provides the following:

(i)                   that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

•    our termination;

•    our merger with or into another entity;

•    our consolidation with one or more other entities into a new entity;

•    the disposition of all or substantially all of our assets; and

•    the amendment of the Declaration of Trust, if such amendment has not been previously approved by our board of trustees.

(ii)                that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

Our Declaration of Trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our Declaration of Trust from time to time as necessary to enable us to continue to qualify as a REIT under the Code.

Dividend, Distribution, Liquidation and Other Rights. Subject to the preferential rights of our Series A preferred shares and Series B preferred shares, any other preferred shares of beneficial interest that we may issue in the future and the provisions of the Declaration of Trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Listing. Our common shares are listed on the New York Stock Exchange under the symbol “IRET.”

Transfer Agent and Registrar. American Stock Transfer & Trust Company, LLC acts as transfer agent and registrar with respect to our common shares.

Series A Preferred Shares

General. Our Declaration of Trust authorizes the issuance of an unlimited number of our Series A preferred shares. As of September 21, 2016, there were 1,150,000 of our Series A preferred shares outstanding, and there were no warrants, options or other contractual arrangements requiring the issuance of additional Series A preferred shares or any other shares of beneficial interest. Unless redeemed, our Series A preferred shares have a perpetual term with no stated maturity date.

Ranking. With respect to the payment of distributions and distribution of our assets and rights upon our liquidation, dissolution or winding up, whether voluntary or involuntary, our Series A preferred shares will rank:

•    senior to our common shares and to all other shares of beneficial interest that, by their terms, rank junior to our Series A preferred shares,

•    on a parity with all shares of beneficial interest that we issue, the terms of which specifically provide that those shares of beneficial interest rank on a parity with our Series A preferred shares, and

•    junior to all shares of beneficial interest issued by us whose senior ranking is consented to as described under “— Voting Rights” below.

Other than our Series B preferred shares, we do not currently have any other shares of beneficial interest outstanding that rank on a parity with, or senior to, our Series A preferred shares.

Distributions. Holders of our Series A preferred shares will be entitled to receive, when, as and if declared by our board of trustees, out of funds legally available for that purpose, cumulative quarterly cash distributions at the rate of 8.25% of the $25.00 liquidation preference per year (equivalent to an annual rate of $2.0625 per Series A preferred share). Distributions on our Series A preferred shares will accrue and be cumulative from and including the date of initial issuance or from and including the day immediately following the most recent date as to which distributions have been paid. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or, if not a business day, the succeeding business day (without interest for the intervening period). Distributions will accrue regardless of whether we have earnings, whether we have funds legally available for payment or whether the distributions are declared. The first distribution on our Series A preferred shares was paid on June 30, 2004. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. Each payment of distributions will include distributions accrued to and including the date on which paid. Distributions will be payable to record holders of our Series A preferred shares as they appear in our records at the close of the business on the applicable record date, which will be the 15th day of the calendar month in which the applicable distribution payment date falls or such other date designated by our board of trustees for the payment of distributions that is not more than 30 nor less than 10 days prior to the distribution payment date.

No full distributions will be authorized or paid or set apart for payment on any class or series of shares of beneficial interest ranking, as to distributions, on a parity with our Series A preferred shares unless all accrued distributions on our Series A preferred shares for all past distribution periods and the then current distribution period have been, or contemporaneously are, authorized and paid in full or a sum sufficient for the payment in full of such distributions is set apart for that payment. When distributions are not paid in full (or a sum sufficient for their full payment is not so set apart) on our Series A preferred shares and any other class or series of shares of beneficial interest ranking on a parity as to distributions with our Series A preferred shares, all distributions declared upon our Series A preferred shares and any other such shares of beneficial interest will be authorized pro rata so that the amount of distributions authorized per share on our Series A preferred shares and all other such shares of beneficial interest will in all cases bear to each other the same ratio that accrued and unpaid distributions per share on our Series A preferred shares and all other shares of beneficial interest bear to each other.

Except as provided in the immediately preceding paragraph, unless all accrued distributions on our Series A preferred shares for all past distribution periods and the then current distribution period have been, or contemporaneously are, authorized and paid in full or a sum sufficient for the payment in full of such distributions is set apart for payment, no distributions (other than in the form of our common shares or any other shares of beneficial interest ranking junior to our Series A preferred shares as to distributions and upon our liquidation, dissolution or winding up, whether voluntary or involuntary) or other distribution will be authorized, paid or set aside for payment or made upon our common shares or any other shares of beneficial interest ranking junior to, or on a parity with, our Series A preferred shares as to distributions or upon our liquidation, dissolution or winding up, whether voluntary or involuntary, nor will any common shares or any other shares of beneficial interest ranking junior to or on a parity with our Series A preferred shares as to distributions or upon our liquidation, dissolution or winding up, whether voluntary or involuntary, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares of beneficial interest) by us (except by conversion into or exchange for other shares of beneficial interest ranking junior to our Series A preferred shares as to distributions and upon our liquidation, dissolution or winding up, whether voluntary or involuntary, and except for the acquisition of shares of beneficial interest that have been designated as “excess shares” in accordance with the terms of our Declaration of Trust).

Distributions on our Series A preferred shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the distributions and whether or not the distributions are authorized. Accrued but unpaid distributions on our Series A preferred shares will not bear interest and holders of our Series A preferred shares will not be entitled to any distributions in excess of full accrued distributions as described above. No distributions on our Series A preferred shares will be authorized by our board of trustees or will be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of any agreement or a default under any agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Any distribution payment made on our Series A preferred shares will first be credited against the earliest accrued but unpaid distribution due with respect to the shares which remains payable.

Liquidation. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our Series A preferred shares will be entitled to be paid out of our assets legally available for distribution to the holders of our shares of beneficial interest a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to and including the date of the liquidation, dissolution or winding up, before any distribution or payment may be made to the holders of our common shares or any other class or series of shares of beneficial interest issued by us ranking junior to our Series A preferred shares as to liquidation rights. In the event that, upon our liquidation, dissolution or winding up, whether voluntary or involuntary, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series

A preferred shares and the corresponding amounts payable on all other classes or series of shares of beneficial interest issued by us ranking on a parity with our Series A preferred shares as to liquidation rights, then the record holders of our Series A preferred shares and all other classes or series of shares of beneficial interest issued by us ranking on a parity with our Series A preferred shares as to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our Series A preferred shares will have no right or claim to any of our remaining assets.

The record holders of our Series A preferred shares will be entitled to written notice of any liquidation, dissolution or winding up. Our consolidation or merger with or into any other trust, partnership, limited liability company, corporation or other entity, or the consolidation or merger of any other trust, partnership, limited liability company, corporation or other entity with or into us, will not be deemed to constitute our liquidation, dissolution or the winding up if, following the transaction, our Series A preferred shares remain outstanding as duly authorized shares of beneficial interest of us or any successor entity having the same rights and preferences as prior to the transaction.

Redemption at Our Option. Our Series A preferred shares are redeemable at our option. Additionally, in order to ensure that we remain qualified as a REIT for federal income tax purposes, our Series A preferred shares are subject to the provisions of our Declaration of Trust that provide that Series A preferred shares owned by a shareholder in excess of the ownership limit described in that document will be automatically designated “excess shares” and be transferred as described above under “Ownership and Transfer Restrictions.”

At our option upon not less than 30 nor more than 60 days’ written notice, we may redeem our Series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid distributions thereon to and including the date of redemption (except as provided below), if any, and without interest. Unless all accrued distributions for all past distribution periods and the then current distribution period on all Series A preferred shares and any other of our shares of beneficial interest ranking on a parity with our Series A preferred shares as to distributions or upon our liquidation, dissolution or winding up, whether voluntary or involuntary, have been, or contemporaneously are, authorized and paid in full or a sum sufficient for the payment in full of such distributions is set apart for payment, no Series A preferred shares or other shares of beneficial interest ranking on a parity will be redeemed unless all outstanding Series A preferred shares and other shares of beneficial interest ranking on a parity are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of Series A preferred shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares and other shares of beneficial interest ranking on a parity. If fewer than all of the outstanding Series A preferred shares are to be redeemed, our Series A preferred shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our board of trustees that will not result in a violation of the restrictions specified above under “Ownership and Transfer Restrictions.”

We are required to give the holders of our Series A preferred shares prior written notice of redemption of our Series A preferred shares. Notice of redemption will be mailed by us, postage prepaid, not less than 30 days nor more than 60 days prior to the date fixed for redemption, addressed to the respective record holders of our Series A preferred shares to be redeemed at their respective addresses as they appear on our records. No failure to give such notice or defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any Series A preferred shares except as to the holder to whom notice was defective or not given. Each notice will state:

•    the date fixed for redemption;

•    the redemption price, including all accrued and unpaid distributions, if any;

•    the number of Series A preferred shares to be redeemed;

•    the time, place and manner in which the certificates evidencing our Series A preferred shares are to be surrendered for payment of the redemption price, including the steps that a holder should take with respect to any certificates that have been lost, stolen or destroyed or with respect to uncertificated shares; and

•    that distributions on the Series A preferred shares to be redeemed will cease to accrue from and after the redemption date and the shares will no longer be deemed outstanding.

If fewer than all of the outstanding Series A preferred shares are to be redeemed, the notice mailed to each holder will also specify the number of Series A preferred shares to be redeemed from each such holder and the method by which shares will be selected for redemption.

On or after the redemption date, once a record holder of Series A preferred shares to be redeemed surrenders the certificates representing their Series A preferred shares at the place designated in the redemption notice, the redemption price of such Series A preferred shares, including any accrued and unpaid distributions payable, will be paid to the person who surrendered such certificates and each surrendered certificate will be canceled. In the event that fewer than all our Series A preferred shares represented by any certificate are to be redeemed, a new certificate will be issued representing the unredeemed Series A preferred shares.

At our election, we may, prior to the redemption date, irrevocably deposit the redemption price (including accrued and unpaid distributions) of our Series A preferred shares called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of our Series A preferred shares to be redeemed will:

•    specify the office of such bank or trust company as the place of payment of the redemption price, and

•    direct such holders to surrender the certificates representing our Series A preferred shares at such place to receive payment of the redemption price (including all accrued and unpaid distributions to and including the redemption date).

Any monies deposited that remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company and after that time the holder must look to us for payment.

Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A preferred shares to be redeemed.

If notice of redemption of any Series A preferred shares has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any Series A preferred shares so called for redemption, then from and after the redemption date distributions will cease to accrue on those Series A preferred shares, those Series A preferred shares will no longer be deemed outstanding, those Series A preferred shares will not thereafter be transferred (except with our consent) on our books and all rights of the holders of those Series A preferred shares will terminate, except the right to receive the redemption price (including all accrued and unpaid distributions to and including the redemption date).

Our Series A preferred shares have no stated maturity date and will not be subject to any sinking fund.

Redemption at the Holder’s Option. If at any time there has been a change in control (as defined below), each holder of Series A preferred shares will have the right, for a period of 90 days from the date of the change in control, to require us to redeem all or any portion of that holder’s Series A preferred shares. Not later than 130 days after the date of the change in control (or, if that date is a Saturday, Sunday or legal holiday, the next day that is not a Saturday, Sunday or legal holiday), we will redeem all Series A preferred shares the holder has elected to have redeemed in a written notice delivered to us on or prior to the 90th day after the change in control. The redemption price will be $25.00 per share, plus accrued and unpaid distributions, if any, to and including the date of redemption.

A “change in control” will have occurred if any of the following events have taken place:

•    any person, entity or affiliated group, other than us or any employee benefit plan sponsored by us, acquires more than 50% of the then outstanding common shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable,

•    the consummation of any merger or consolidation of us into another company, such that the holders of our common shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable immediately prior to such merger or consolidation hold less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, or

•    our liquidation, dissolution or winding up, whether voluntary or involuntary, or the sale or disposition of all or substantially all of our assets, such that after the transaction, the holders of our common shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable immediately prior to the transaction hold less than 50% of the voting securities of the acquiror or the parent of the acquiror.

There is no precise, established definition of the term “all or substantially all of our assets” under applicable law and accordingly there may be uncertainty as to whether the foregoing provision would apply to a sale of less than all of our assets.

Voting Rights. Except as indicated below, the holders of our Series A preferred shares will not have any voting rights other than as required by applicable law. On any matter on which our Series A preferred shares are entitled to vote, including any action by written consent, each Series A preferred share will be entitled to one vote.

Whenever distributions payable on our Series A preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of our Series A preferred shares (voting together as a class with holders of all other classes or series of shares of beneficial interest ranking on a parity with our Series A preferred shares as to distributions and upon our liquidation, dissolution or winding up, whether voluntary or involuntary, upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees to serve on our board of trustees, who will be elected for one-year terms (subject to earlier termination as described below). Such election will be at a special meeting called by the record holders of at least 10% of the Series A preferred shares or the record holders of any other class or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable (or at our next special meeting or annual meeting if notice of such meeting is given less than 90 days before our next special meeting or annual meeting) and each subsequent annual meeting until all of the distributions on the Series A preferred shares and all other classes of our shares of beneficial interest upon which like voting rights have been conferred and are exercisable for the past distribution periods and the then current distribution period have been fully paid or authorized and a sum sufficient for payment thereof set aside in full. Election will require a vote of the holders of a majority of the Series A preferred shares and shares of all other classes or series of our shares of beneficial interest upon which like voting rights have been conferred and are exercisable then outstanding, voting as a single class. Upon such election, the size of our board of trustees will be increased by two trustees. If and when all such accumulated distributions have been paid on the Series A preferred shares and all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable, the term of office of each of the additional trustees so elected will terminate and the size of our board of trustees will be reduced accordingly. So long as a distribution default continues, any vacancy in the office of additional trustees elected as described in this paragraph may be filled by written consent of the other additional trustee who remains in office or, if no additional trustee remains in office, by a vote of the holders of a majority of the Series A preferred shares and shares of all other classes or series of our shares of beneficial interest upon which like voting rights have been conferred and are exercisable then outstanding, voting as a single class. Each of the trustees elected as described in this paragraph will be entitled to one vote on any matter.

The affirmative vote or consent of the holders of at least two-thirds of the then outstanding Series A preferred shares and shares of each other class or series of shares of beneficial interest ranking on a parity with respect to the payment of distributions or the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, that is similarly affected, voting as a single class, will be required to:

•    authorize or create (including by reclassification), or increase the authorized or issued amount of, any class or series of shares of beneficial interest, or any obligation or security convertible into, exchangeable for or evidencing the right to purchase or otherwise acquire any shares of any class or series of shares of beneficial interest, that rank senior to those classes and series of our preferred shares of beneficial interest with respect to payment of distributions or the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary; or

•    amend, alter or repeal the provisions of our Declaration of Trust or the articles supplementary, whether by merger, consolidation, share exchange or otherwise, or consummate a merger, consolidation, share exchange or transfer involving us, in either case so as to materially and adversely affect any right, preference, privilege or voting power of the holders of the affected classes or series.

With respect to any of the events described in the preceding paragraph, the occurrence of any such event will not be deemed to materially adversely affect any right, preference, privilege or voting power of any class or series of shares of beneficial interest or the holders of such shares if, immediately after any such event:

•    we are the surviving entity and there are no outstanding shares of beneficial interest ranking, as to the payment of distributions or the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, senior to the affected series or series or class or classes other than shares of beneficial interest outstanding immediately prior to such event the terms of which remain unchanged and remain outstanding and the terms of those shares of beneficial interest remain unchanged; or

•    we are not the surviving entity and as a result of the event, the holders of the affected series or series or class or classes receive shares of equity securities with preferences, rights and privileges substantially similar to the preferences, rights and privileges of the affected series or series or class or classes and there are no outstanding shares of equity securities of the surviving entity ranking, as to the payment of distributions or the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, senior to the affected series or series or class or classes other than equity securities issued in respect of shares of beneficial interest outstanding immediately prior to such event the terms of which are substantially similar to the terms immediately prior to such event.

Except as may be required by law, holders of our Series A preferred shares will not be entitled to vote with respect to (i) the authorization or issuance of shares of beneficial interest ranking on a parity with or junior to our Series A preferred shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary; or (ii) any increase, decrease or issuance of any of our Series A preferred shares or other shares of beneficial interest ranking on a parity with or junior to our Series A preferred shares with respect to the payment of distributions and the distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary. Except as provided above and required by law, the holders of Series A preferred shares are not entitled to vote on any merger or consolidation involving us, on any share exchange or on a sale of all or of substantially all of our assets.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required will be effected, all outstanding shares of Series A preferred shares have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect the redemption.

Conversion. Our Series A preferred shares are not convertible into or exchangeable for any other securities or property, except that, in limited circumstances, our Series A preferred shares may be automatically converted into or exchanged for excess shares. See “Ownership and Transfer Restrictions” above.

Listing. Our Series A preferred shares are listed on the New York Stock Exchange under the symbol “IRET PR”.

Transfer Agent. American Stock Transfer & Trust Company, LLC acts as transfer agent, registrar and distribution disbursing agent with respect to our Series A preferred shares.

Series B Preferred Shares

General.  Our Declaration of Trust authorizes the issuance of an unlimited number of our Series B preferred shares. As of September 21, 2016, there were 4,600,000 of our Series B preferred shares outstanding, and there were no warrants, options or other contractual arrangements requiring the issuance of additional Series B preferred shares or any other shares of beneficial interest. Unless redeemed, our Series B preferred shares have a perpetual term with no stated maturity date.

Ranking. The Series B preferred shares rank senior to our common shares and any class or series of our junior equity securities, pari passu with any of our parity equity securities, including our Series A preferred shares, and junior to any class or series of our senior equity securities. The affirmative vote of the holders of at least two-thirds of the outstanding Series B preferred shares at the time and all of our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) is required for us to authorize, create or increase the number of any class or series of senior equity securities. Any convertible or exchangeable debt securities that we may issue will not be considered to be equity securities for these purposes. The Series B preferred shares will rank junior in right of payment to all of our existing and future indebtedness.

Distributions. Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series B preferred shares are entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.95% per annum of the $25.00 per share liquidation preference, equivalent to $1.9875 per annum per Series B preferred share.

Distributions on the Series B preferred shares will accrue and be cumulative from, but excluding, the original date of issuance of any Series B preferred shares and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year. Distributions payable on the Series B preferred shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the fifteenth day of the calendar month in which the applicable distribution payment date falls, or such other date as designated by our board of trustees for the payment of distributions that is not more than 90 days nor fewer than 10 days prior to the distribution payment date.

Our board of trustees will not authorize, and we will not pay, any distributions on the Series B preferred shares or set aside funds for the payment of distributions if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or if the authorization, payment or setting aside of funds would constitute a breach of or a default under any such agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares. Under certain circumstances, these agreements could restrict or prevent the payment of distributions on or the purchase or redemption of Series B preferred shares. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series B preferred shares.

Notwithstanding the foregoing, distributions on the Series B preferred shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions, whether or not distributions are authorized and whether or not the restrictions referred to above exist. Accrued but unpaid distributions on the Series B preferred shares will not bear interest, and the holders of Series B preferred shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on Series B preferred shares, including any capital gain dividends, will be credited to the previously accrued and unpaid distributions on the Series B preferred shares. We will credit any distribution made on the Series B preferred shares first to the earliest accrued and unpaid distribution due.

We will not declare or pay any distributions (other than in the form of our common shares or any other junior equity securities), or set aside any funds for the payment of distributions, on our common shares or our other junior or parity equity securities, or redeem, purchase or otherwise acquire, or set aside or make available payment for a sinking fund for the redemption of, our common shares or our other junior or parity equity securities, unless we also have declared and either paid or set aside for payment the full cumulative distributions on the Series B preferred shares for all past distribution periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our junior equity securities or pursuant to an exchange offer made on the same terms to all holders of Series B preferred shares and our parity equity securities. This restriction will not limit our redemption or other acquisition of our common shares made for purposes of and in compliance with any incentive, benefit or share purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Declaration of Trust. Notwithstanding the foregoing, subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series A preferred shares and Series B preferred shares in the open market from time to time, by tender or by private agreement.

If we do not declare and either pay or set aside for payment the full cumulative distributions on the Series B preferred shares and our parity equity securities, if any, the amount which we declare will be allocated pro rata to the Series B preferred shares and our parity equity securities, if any, so that the amount declared per share is proportionate to the accrued and unpaid distributions on those shares.

Liquidation.  In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series B preferred shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference in cash or property, at fair market value as determined by our board of trustees, of $25.00 per share, plus any accrued and unpaid distributions to and including the date of the payment. Holders of Series B preferred shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares and our other junior equity securities, if any, and will be on parity with the rights of holders of our parity equity securities, including our Series A preferred shares. The rights of holders of Series B preferred shares to receive their liquidation preference would be subject to preferential rights of the holders of our existing and future indebtedness and our senior equity securities, if any. Written notice will be given to each holder of Series B preferred shares of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series B preferred shares will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated if, following the transaction, the Series B preferred shares remain outstanding as duly authorized shares of beneficial interest of any successor entity having the same rights and preferences as prior to the transaction. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series B preferred shares and our parity equity securities, then we will distribute our assets to the holders of Series B preferred shares and our parity equity securities, ratably in proportion to the full liquidating distributions they would have otherwise received.

Optional Redemption. We may not redeem the Series B preferred shares prior to August 7, 2017, except as described below under “—Special Optional Redemption” and above under “Ownership and Transfer Restrictions.” On and after August 7, 2017, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series B preferred shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption.

If we elect to redeem any or all of the Series B preferred shares, we will mail notice of the redemption to each holder of record of Series B preferred shares at the address shown on our share transfer books. In addition, we will issue a press release regarding the redemption for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post the redemption notice on our website, prior to the opening of business on the first business day following the date on which we mail the redemption notice to the holders of record of the Series B preferred shares. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B preferred shares except as to the holder to whom notice was defective. Each notice will state the following:

•                  the redemption date;

•                  the redemption price;

•                  the number of Series B preferred shares to be redeemed;

•                  the place or places where the certificates, if any, representing the Series B preferred shares to be redeemed are to be surrendered for payment;

•                  the procedures for surrendering non-certificated shares for payment; and

•                  that distributions on the Series B preferred shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series B preferred shares, the notice of redemption mailed to each shareholder will also specify the number of Series B preferred shares that we will redeem from each shareholder. In this case, we will determine the number of Series B preferred shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion.

If we elect to redeem any of the Series B preferred shares in connection with a Change of Control (as defined below under “—Special Optional Redemption”) and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under “—Conversion Rights”), our redemption notice will also state that the holders of Series B preferred shares to which the notice relates will not be able to tender such Series B preferred shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series B preferred shares called for redemption, then from and after the redemption date, those Series B preferred shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series B preferred shares will terminate. The holders of those Series B preferred shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date.

The holders of Series B preferred shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series B preferred shares on the corresponding payment date notwithstanding the redemption of the Series B preferred shares between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B preferred shares to be redeemed.

The Series B preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. However, in order to ensure that we continue to meet the requirements for qualification as a REIT, the Series B preferred shares will be subject to restrictions on ownership and transfer, as described under “Ownership and Transfer Restrictions” above.

Subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series A preferred shares and Series B preferred shares in the open market from time to time. Any Series B preferred shares that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption. In the event of a Change of Control, we may, at our option, redeem the Series B preferred shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem some or all of the Series B preferred shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B preferred shares will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

If we elect to redeem any or all of the Series B preferred shares, we will mail notice of the redemption to each holder of record of Series B preferred shares at the address shown on our share transfer books no fewer than 30 days nor more than 60 days before the redemption date. In addition, we will issue a press release regarding the redemption for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post the redemption notice on our website, prior to the opening of business on the first business day following the date on which we mail the redemption notice to the holders of record of the Series B preferred shares. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B preferred shares except as to the holder to whom notice was defective. Each notice will state the following:

•                  the redemption date;

•                  the redemption price;

•                  the number of Series B preferred shares to be redeemed;

•                  the place or places where the certificates, if any, evidencing the Series B preferred shares to be redeemed are to be surrendered for payment;

•                  the procedures for surrendering non-certificated shares for payment;

•                  that the Series B preferred shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•                  that the holders of Series B preferred shares to which the notice relates will not be able to tender such Series B preferred shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•                  that distributions on the Series B preferred shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series B preferred shares, the notice of redemption mailed to each shareholder will also specify the number of Series B preferred shares that we will redeem from each shareholder. In this case, we will determine the number of Series B preferred shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series B preferred shares called for redemption, then from and after the redemption date, those Series B preferred shares will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those Series B preferred shares will terminate. The holders of those Series B preferred shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to, but not including, the redemption date.

The holders of Series B preferred shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series B preferred shares on the corresponding payment date notwithstanding the redemption of the Series B preferred shares between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B preferred shares to be redeemed.

A “Change of Control” is when, after the original issuance of the Series B preferred shares, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Voting Rights. Holders of Series B preferred shares generally have no voting rights, except as set forth below. In any matter in which the holders of Series B preferred shares are entitled to vote separately as a single class, each Series B Preferred Share will be entitled to one vote. If the holders of Series B preferred shares and any other of our parity equity securities are entitled to vote together as a single class on any matter, the Series B preferred shares and the shares of any other of our parity equity securities will have one vote for each $25.00 of liquidation preference.

Whenever distributions on the Series B preferred shares are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of trustees then constituting our board of trustees will be increased by two and holders of Series B preferred shares and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including the Series A preferred shares, will be entitled to vote (voting together as a single class) for the election of two additional trustees to serve on our board of trustees (the “Preferred Share Trustees”). The election of the Preferred Share Trustees will occur at a special meeting called by the holders of at least 10% of the outstanding Series B preferred shares or any other parity equity securities upon which like voting rights have been conferred and are exercisable if the request is received 90 or more days before the next annual meeting of shareholders, or, if the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting of shareholders until all distributions accumulated on the Series B preferred shares for the past distribution periods and the then-current distribution period have been paid or declared and set aside for payment in full. Each Preferred Share Trustee will be elected by a majority of the outstanding Series B preferred shares and our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of shareholders and until such trustee’s successor is duly elected and qualified or until such trustee’s right to hold the office terminates as described below, whichever occurs earlier.

If and when all accumulated distributions in arrears for all past distribution periods and distributions for the then-current distribution period on the Series B preferred shares shall have been paid in full or a sum sufficient for the payment is set aside, the holders of Series B preferred shares will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions in arrears and the distributions for the then-current distribution period have been paid in full or set aside for payment in full on all our parity equity securities upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected will immediately terminate. Any Preferred Share Trustee may be removed at any time, with or without cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding Series B preferred shares when they have the voting rights described above and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including our Series A preferred shares (voting together as a single class). So long as a Preferred Distribution Default continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding Series B preferred shares when they have the voting rights described above and all our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class). Each Preferred Share Trustee will be entitled to one vote on any matter.

So long as any Series B preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series B preferred shares and our other parity equity securities, including the Series A preferred shares (voting together as a single class):

•                  authorize or create (including by reclassification), or increase the authorized or issued amount of, any class or series of senior equity securities, or reclassify any authorized shares into any such senior equity securities, or create, authorize or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase or otherwise acquire any such senior equity securities; or

•                  amend, alter or repeal the provisions of our Declaration of Trust, whether by merger, consolidation, share exchange or otherwise, or consummate a merger, consolidation, share exchange or transfer involving us, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred shares or any of our parity equity securities, except that if such amendment, alteration or repeal of provisions of our Declaration of Trust materially and adversely affect any right, preference, privilege or voting power of the Series B preferred shares disproportionately relative to any of our other parity equity securities, the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series B preferred shares (voting separately as a single class) shall be required.

Notwithstanding the preceding sentence, with respect to the occurrence of a merger or consolidation, if there are no senior equity securities (or, if applicable, equity securities of the surviving entity that rank, as to the payment of distributions or upon the liquidation, dissolution or winding up of the surviving entity, senior to our Series A preferred shares, Series B preferred shares or any other of our parity equity securities) outstanding after any such merger or consolidation that were not outstanding immediately prior to such merger or consolidation, so long as (i)

the Series B preferred shares or any other of our parity equity securities remain outstanding with the terms thereof materially unchanged or (ii) the holders of Series B preferred shares and any other of our parity equity securities receive shares with rights, preferences, privileges and voting powers substantially the same as those of the Series B preferred shares or any other of our parity equity securities, as applicable, then, the occurrence of any such merger or consolidation will not be deemed to materially adversely affect any right, privilege or voting power of the Series B preferred shares or any other of our parity equity securities, or the holders thereof. In addition, any increase in the amount of authorized Series B preferred shares, the issuance of additional Series B preferred shares or the creation or issuance, or increase in the amounts authorized, of any other of our parity equity securities, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B preferred shares.

Conversion. Upon the occurrence of a Change of Control, each holder of Series B preferred shares will have the right (subject to our right to redeem the Series B preferred shares in whole or in part, as described under “—Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the Series B preferred shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per share of Series B preferred shares (the “Common Share Conversion Consideration”) equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share distribution payment and prior to the corresponding Series B Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

•                  6.1425 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares. The adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, (a) the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and (b) the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B preferred shares will receive upon conversion of such Series B preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B preferred shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series B preferred shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of Series B preferred shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•                  the events constituting the Change of Control;

•                  the date of the Change of Control;

•                  the last date on which the holders of Series B preferred shares may exercise their Change of Control Conversion Right;

•                  the method and period for calculating the Common Share Price;

•                  the Change of Control Conversion Date;

•                  that if, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem all or any portion of the Series B preferred shares, holders will not be able to convert Series B preferred shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•                  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Share;

•                  the name and address of the paying agent and the conversion agent; and

•                  the procedures that the holders of Series B preferred shares must follow to exercise the Change of Control Conversion Right.

We also will issue a press release generally describing the above information for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B preferred shares.

To exercise the Change of Control Conversion Right, a holder of Series B preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series B preferred shares to be converted, duly endorsed for transfer, together with a written, completed conversion notice to our transfer agent. The conversion notice must state:

•                  the relevant Change of Control Conversion Date;

•                  the number or percentage of Series B preferred shares to be converted; and

•                  that the Series B preferred shares are to be converted pursuant to the applicable provisions of the Series B preferred shares.

The “Change of Control Conversion Date” is the date the Series B preferred shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B preferred shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on Nasdaq or the NYSE, as the case may be, for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series B preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•                  the number of withdrawn Series B preferred shares;

•                  if certificated Series B preferred shares have been issued, the certificate numbers of the withdrawn Series B preferred shares; and

•                  the number of Series B preferred shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B preferred shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Series B preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we provide or have provided notice of our election to redeem such Series B preferred shares, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series B preferred shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series B preferred shares, holders of any Series B preferred shares that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such Series B preferred shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B preferred shares into our common shares. Notwithstanding any other provision of the Series B preferred shares, no holder of Series B preferred shares will be entitled to convert such Series B preferred shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series B preferred shares, unless we provide an exemption from this limitation for such holder. See Ownership and Transfer Restrictions” above.

These Change of Control conversion and redemption features may make it more difficult for a party to take us over or discourage a party from taking us over. See “Risk Factors—You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series B preferred shares may not adequately compensate you, and the change of control conversion and redemption features of the Series B preferred shares may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust.”

Except as provided above in connection with a Change of Control, the Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Listing. Our Series B preferred shares are listed on the New York Stock Exchange under the symbol “IRET PRB”.

Transfer Agent. American Stock Transfer & Trust Company, LLC acts as transfer agent, registrar and distribution disbursing agent with respect to our Series B preferred shares.

DESCRIPTION OF LP UNITS AND

THE AGREEMENT OF LIMITED PARTNERSHIP OF IRET PROPERTIES

The following is a summary of the material terms of the LP Units, including a summary of certain provisions of the LP Agreement. This summary is not a complete legal description of the LP Units and is qualified in its entirety by reference to the applicable provisions of North Dakota law and the LP Agreement.

General

We conduct all of our day-to-day real estate activities through our operating partnership, IRET Properties. The operation of IRET Properties is governed by the LP Agreement. We are the sole shareholder of IRET, Inc., a North Dakota corporation, which is the general partner of IRET Properties. The holders of LP Units are the limited partners of IRET Properties. As of July 31, 2016, IRET, Inc. owned approximately 88.1% of IRET Properties.

Issuance of LP Units

We are structured as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which enables us to acquire property by issuing LP Units to a seller as a form of consideration. All LP Units have redemption rights that enable them to cause IRET Properties to redeem their LP Units or, at the option of IRET, Inc., to exchange for common shares on a one-for-one basis after a minimum one-year holding period. No LP Units have been registered pursuant to the federal or state securities laws and they are not listed on any exchange or quoted on any national market system. As of September 21, 2016, we had 16,281,645 LP Units outstanding, of which  16,281,645  were also redeemable for common shares or cash, at our option.

IRET, Inc. is authorized, in its sole and absolute discretion and without the approval of any limited partner, to issue additional LP Units to itself, to us, to any limited partner or to any other person for such consideration and on such terms and condition as established by IRET, Inc. The issuance of LP Units to IRET, Inc. or us is subject to certain conditions. IRET, Inc. is authorized to cause IRET Properties to issue general partnership interests or LP Units for less than fair market value if IRET, Inc. has concluded in good faith that such issuance is in our best interests and in the best interests of IRET Properties. IRET, Inc. is also authorized to issue additional partnership interests in different series or classes, which may have rights and preferences that are senior to the LP Units.

Purpose, Business and Management of IRET Properties

The purpose of IRET Properties is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the North Dakota Uniform Limited Partnership Act, provided that such business is limited to and conducted in such a manner as to permit us at all times to qualify as a REIT. Subject to the foregoing, IRET Properties may enter into any partnership, joint venture or other similar arrangement. IRET, Inc., as the sole general partner, has full, exclusive and complete responsibility and discretion in the management and control of IRET Properties, and the limited partners have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, IRET Properties except as otherwise required by applicable law.

Operation and Payment of Expenses

The LP Agreement requires that the partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code and to ensure that IRET Properties will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by IRET Properties, IRET Properties pays all of the administrative costs and expenses incurred by us and IRET, Inc. All of our expenses are considered expenses of IRET Properties. Our expenses generally include: (i) all expenses relating to the operation and continuity of our existence and the existence of IRET, Inc.; (ii) all expenses relating to the public offering and registration of shares of beneficial interest by us; (iii) all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations; (iv) all expenses incurred by us and IRET, Inc. associated with compliance with laws, rules and regulations promulgated by any regulatory body; and (v) all other operating or administrative costs of IRET, Inc. incurred in the ordinary course of its business on behalf of IRET Properties.

Ability to Engage in Other Business; Conflict of Interest

IRET, Inc. may have business interests and engage in business activities outside of IRET Properties, including interests and activities in direct or indirect competition with IRET Properties. IRET Properties may not purchase, sell or lease any property, borrow or loan any money, or invest in any joint ventures with any member of our board of trustees, or with any director, employee or affiliate of us, except in connection with a transaction approved by a majority of the trustees who are not in any way involved in the transaction as being a fair, competitive and commercially reasonable transaction that is no less favorable to IRET Properties than a similar transaction between unaffiliated parties under the same circumstances.

Distributions and Liquidation

The LP Agreement provides that IRET Properties shall distribute cash from operations on a quarterly basis, in amounts determined by IRET, Inc., in its sole discretion, to the partners in accordance with their respective percentage interests in IRET Properties. Upon liquidation of IRET Properties, and after payment of, or adequate provision for, debts and obligations, any remaining assets will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If we have a negative balance in our capital account following a liquidation, we will be obligated to contribute cash equal to the negative balance in our capital account.

Allocations

Income, gain and loss of IRET Properties for each fiscal year is allocated among the general partner and the limited partners in accordance with their respective interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code, and the regulations issued thereunder.

Borrowing by IRET Properties

The LP Agreement provides that if IRET Properties requires additional funds at any time or from time to time in excess of funds available to IRET Properties from borrowing or capital contributions, IRET, Inc. may cause IRET Properties to obtain such funds from outside borrowings or IRET, Inc. may elect to borrow such funds or have us borrow such funds and subsequently lend such funds to IRET Properties on the same terms and conditions as are applicable to our or IRET, Inc.’s borrowing of such funds.

Liability of IRET, Inc. and the Limited Partners

IRET, Inc., as the general partner of IRET Properties, is liable for all general recourse obligations of IRET Properties to the extent not paid by IRET Properties. The limited partners will only be liable to IRET Properties to make payments of their capital contributions, if any. No limited partner will be liable for any debts, liabilities, contracts or obligations of IRET Properties.

Exculpation and Indemnification of IRET, Inc.

The LP Agreement provides that IRET, Inc. will not be responsible for losses sustained or liabilities incurred as a result of errors in judgment or from any act or omission, provided that IRET, Inc. acted in good faith. The LP Agreement also provides for the indemnification of us, IRET, Inc., the directors, trustees, officers and employees of both us and IRET, Inc., and such other persons as IRET, Inc. may designate from time to time in its sole discretion, against liabilities relating to the operations of IRET Properties, unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnitee actually received an improper personal benefit in money, property or service; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Transferability of LP Units and General Partnership Interests

As the general partner, IRET, Inc., may not voluntarily withdraw as the general partner of IRET Properties or transfer or assign its general partnership interests in IRET Properties unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their right to redeem their LP Units immediately prior to such transaction, or unless the successor to IRET, Inc. contributes substantially all of its assets to IRET Properties in return for an interest in IRET Properties.

With certain limited exceptions, the limited partners may not transfer their LP Units, in whole or in part, without the written consent of IRET, Inc., which consent may be withheld in the sole discretion of IRET, Inc. IRET, Inc. may not consent to any transfer that would cause IRET Properties to be treated as a corporation for federal income tax purposes.

IRET Properties may not engage in any transaction resulting in a change of control, unless in connection with the transaction the limited partners receive or have the right to receive cash or other property equal to the product of the number of common shares into which each LP Units is then exchangeable and the greatest amount of cash, securities or other property paid in the transaction to the holder of one common share in consideration of one such common share. If, in connection with the transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the common shares, each holder of LP Units will receive, or will have the right to elect to receive, the greatest amount of cash, shares of beneficial interest or other property that such holder would have received had the holder exercised his right to redeem the LP Units and received common shares in exchange for his LP Units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer.

Despite the foregoing, we may merge, or otherwise combine our assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than its ownership in IRET Properties, are contributed to IRET Properties as a capital contribution in exchange for general partnership interests of IRET Properties with a fair market value, as reasonable determined by us, equal to the agreed value of the assets so contributed.

For any transaction described in the preceding two paragraphs, we are required to use commercially reasonable efforts to structure such transaction to avoid causing the limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of, or their participation in, such transaction, provided such efforts are consistent with the exercise of our trustees’ fiduciary duties under applicable law.

Fiduciary Duties

Before becoming a limited partner, each limited partner must agree that in the event of any conflict in the fiduciary duties owed by us to our shareholders and by IRET, Inc., as the general partner of IRET Properties, to the limited partners, IRET, Inc. will fulfill its fiduciary duties to such limited partners by acting in the best interests of our shareholders.

Tax Matters

IRET, Inc. is the tax matters partner of IRET Properties and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of IRET Properties and the limited partners.

Amendment of the LP Agreement

Any amendment to the LP Agreement that would (i) adversely affect the right to redeem LP Units, (ii) adversely affect the limited partners’ rights to receive cash distributions, or (iii) alter the limited partnership’s allocations of capital of IRET Properties, requires the consent of the limited partners holding more than fifty percent (50%) of the LP Units held by such limited partners.

Term

IRET Properties will continue until April 30, 2050, or until sooner dissolved upon: (i) the bankruptcy, dissolution or withdrawal of IRET, Inc.; (ii) the sale or other disposition of all or substantially all of its assets; (iii) the redemption of all of the LP Units; or (iv) the election by the general partner.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

•                  insurance companies;

•                  tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•                  financial institutions or broker-dealers;

•                  non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•                  U.S. expatriates;

•                  persons who mark-to-market our shares;

•                  subchapter S corporations;

•                  U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;

•                  regulated investment companies;

•                  trusts and estates;

•                  holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

•                  persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•                  persons subject to the alternative minimum tax provisions of the Code;

•                  persons holding a 10% or more (by vote or value) beneficial interest in our shares.

This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2013 through April 30, 2016, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2017 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal “double taxation” on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

First, we will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” as a consequence of our items of tax preference, including any deductions of net operating losses.

Third, if we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under “—Requirements for Qualification—Income Tests,” but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under “— Requirements for Qualification—Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Seventh, if we fail to satisfy one or more requirements for REIT qualification commencing with taxable years beginning on or after January 1, 2005, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

Eighth, if we fail to distribute during each year at least the sum of:

•                  85% of our REIT ordinary income for such year,

•                  95% of our capital gain net income for such year and

•                  any undistributed taxable income required to be distributed from prior periods,

then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

Ninth, if we should acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset (5-year period for assets acquired between May 1, 2015 and August 8, 2016), we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax.”

Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis.

Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

The Code defines a REIT as a corporation, trust or association:

1.              that is managed by one or more trustees or directors;

2.              the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.              that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

4.              that is neither a financial institution nor an insurance company subject to special provisions of the Code;

5.              that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

6.              during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

7.              which elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.              that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

9.              that satisfies the income tests, the asset tests, and the distribution tests, described below.

The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our Declaration of Trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership’s share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than

25% (or 20% with respect to taxable years beginning before July 30, 2008 and after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility (or, with respect to taxable years beginning after July 30, 2008, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” under two scenarios. Under the first scenario, rent we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Income Tests.” Under the second scenario, rents that we receive from a taxable REIT subsidiary will qualify as “rents from real property” if the taxable REIT subsidiary leases a property from us that is a “qualified health care property” or “qualified lodging facility” and such property is operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” or “qualified lodging facilities,” respectively, for any person unrelated to us and the taxable REIT subsidiary (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities will generally be treated as “qualified health care properties,” but our independent living facilities generally will not be. Currently, we lease all but one of our assisted living facilities and independent living facilities to third party operators. We lease one assisted living facility to a taxable REIT subsidiary that has engaged an eligible independent contractor to operate the facility.  We may, in the future, lease additional assisted living facilities to a taxable REIT subsidiary. We do not currently own any lodging facilities.

Income Tests. In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. For taxable years beginning on or after January 1, 2005, income and gain from “hedging transactions,” as defined below, that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents that we receive from our real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met.

First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.”

Under the second exception, for taxable years beginning after July 30, 2008, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the taxable REIT subsidiary by an “independent contractor” who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the taxable REIT subsidiary (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities generally will be treated as “qualified health care properties.”

Third, “rents from real property” excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”

Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•                  the intent of the parties;

•                  the form of the agreement;

•                  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•                  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property. In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

We may, on a select basis, purchase mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.  In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.  We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.

Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.

We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a “qualified healthcare property” or “qualified lodging facility”) or an operator engaged by a taxable REIT subsidiary to operate a “qualified health care property” or “qualified lodging facility” failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•                  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

•                  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•                  either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•                  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

•                  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary.

When possible, we will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future.  Some of our past dispositions may not have qualified for that safe harbor, and some of our future dispositions may not qualify for that safe harbor. We believe that our past dispositions will not be treated as prohibited transactions, and we may avoid disposing of property that may be characterized as held primarily for sale to customers in the ordinary course of business. No assurance can be provided that the IRS will not assert that some or all of our past or future dispositions are subject to the 100% prohibited transactions tax.  If the IRS successfully imposes the 100% prohibited transactions tax on some or all of our dispositions, the resulting tax liability could be material. We may choose to conduct some property sales through a taxable REIT subsidiary, which would be subject to federal and state income taxation as a corporation.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any “qualified health care property” acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•                  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•                  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

•                  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning prior to January 1, 2005, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. For taxable years beginning on or after January 1, 2005, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. For those taxable years, a “hedging transaction” means any of (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into after December 31, 2015 to “offset” a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. For taxable years beginning prior to January 1, 2005, the relief provisions generally will be available if:

•                  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•                  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests; and

•                  any incorrect information on the schedule is not due to fraud with intent to evade tax.

Commencing with taxable years beginning on or after January 1, 2005, those relief provisions will be available if:

•                  our failure to meet these tests is due to reasonable cause and not to willful neglect; and

•                  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT:

•                  At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”), interests in mortgages on real property, stock in other REITs and debt instruments issued by “publicly offered REITs”); cash and cash items (including receivables and certain money market funds); government securities; and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

•                  No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

•                  Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as “real estate assets”, for purposes of the 75% asset test:

•                  the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”); and

•                  we may not own more than 10% of the voting power or value of any one issuer’s outstanding voting securities (the “10% vote or value test”).

•                  No more than 25% of the value of our total assets (or, with respect to taxable years beginning on or before July 30, 2008 and after December 31, 2015, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

•                  No more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or a taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include: (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

As described above, we may, on a select basis, invest in mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property.  We expect that any investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan.  It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Commencing with taxable years beginning on or after January 1, 2005, if a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests for taxable years beginning on or after January 1, 2005, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria:

•                  We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

•                  We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.”  A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.  However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to “publicly offered REITs.”  Thus, so long as we continue to qualify as a “publicly offered REIT,” the preferential dividend rule will not apply to our 2015 and subsequent taxable years.

Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends in order to meet the distribution requirement or avoid such income or excise taxation.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our shares. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure containing a safe harbor authorizing publicly traded REITs to make elective cash/stock dividends, but that safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We currently do not intend to pay taxable dividends payable in cash and shares.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

Commencing with taxable years beginning on or after January 1, 2005, a violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends.  Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

As used in this prospectus, the term “U.S. Shareholder” means a holder of our shares of beneficial interest that, for federal income tax purposes is:

•                  a citizen or resident of the United States;

•                  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•                  an estate, the income of which is subject to federal income taxation regardless of its source;

•                  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•                  an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

Distributions Generally. Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

These distributions are not eligible for the dividends received deduction generally available to corporations. Certain “qualified dividend income” received by U.S. Shareholders taxed at individual rates is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 39.6%), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of common shares.

We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders’ U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (a minimum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Passive Activity Loss and Investment Interest Limitations. Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive activity losses” against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

Dispositions of Shares. In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder’s adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder’s holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates is 20%). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, and as described above under “—Taxation of U.S. Shareholders —Capital Gains Distributions,” capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax on gain from the sale of our shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income” (“UBTI”). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.

Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the “look-through” exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT’s shares in proportion to their actual interests in the qualified trust and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT’s shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT’s shares, holds in the aggregate more than 50% of the REIT’s shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

A “non-U.S. Shareholder” is a shareholder that is not a U.S. Shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the “FIRPTA” rules discussed below treat such income as effectively connected income).

Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” (a “USRPI”), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is “regularly traded” on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 10% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares currently qualify as “regularly traded.” Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 15% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder’s U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•                  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

•                  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•                  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common and preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder’s sale of our shares would be a taxable sale of a USRPI unless (1)(a) the shares were “regularly traded” on an established securities market (such as NYSE) and (b) the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) the non-U.S. Shareholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual’s gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are “regularly traded” on an established securities market and the selling shareholder owned, actually or constrictively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. We believe that our common shares currently qualify as “regularly traded.”

Qualified Shareholders.  Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.

A “qualified shareholder” is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds.  Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA.  In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding. Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate is imposed on dividends paid on our shares received by certain non-U.S. Shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2018, on proceeds from the sale of our shares received by certain non-U.S. Shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•                  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•                  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Under FATCA, whether or not non-U.S. Shareholders are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. Shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018, on proceeds from the sale of our shares received by U.S. Shareholders who own our shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships. The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•                  is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•                  is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, “private transfers,” transfers made under certain redemption or repurchase agreements, and transfers made through a “qualified matching service” are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered “readily tradable on a secondary market or the substantial equivalent thereof” under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership.  As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership’s gross income for each taxable year in which the partnership is a publicly traded partnership consists of “qualifying income” under Section 7704 of the Code. “Qualifying income” under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “—Requirements for Qualification—Income Tests” and “—Requirements for Qualification —Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference”. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership’s properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•                  the amount of cash and the basis of any other property we contribute to the partnership;

•                  increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•                  reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Requirements for Qualification — Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Tax

We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

LEGAL MATTERS

The validity of the common shares offered by this prospectus will be passed upon for us by Stinson Leonard Street LLP. Certain federal income tax matters will be passed upon for us by Hunton & Williams LLP.

EXPERTS

The audited consolidated financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read without charge and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and our web site at http://www.iret.com. Information on our website does not constitute part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to our common shares of beneficial interest. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information about us and our securities, you should refer to the Registration Statement and such exhibits and schedules, which may be obtained from the SEC at its principal office in Washington, D.C., upon payment of the fees prescribed by the SEC, and at its’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (“Exchange Act”) with the SEC and are incorporated by reference in this prospectus:

•                  our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 filed with the SEC on June 29, 2016;

•      our Quarterly Report on Form 10-Q filed with the SEC on September 8, 2016;

•                  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on May 12, 2016; June 6, 2016; June 17, 2016; June 28, 2016; July 22, 2016; August 8, 2016; August 31, 2016; September 1, 2016; and September 23, 2016;

•                  the information specifically incorporated by reference into our Annual Report on Form 10-K for our fiscal year ended April 30, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 4, 2016;

•                  the description of our common shares of beneficial interest contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by the Amended Registration Statement on Form 10, dated December 17, 1986, and the Second Amended Registration Statement on Form 10, dated March 12, 1987, and restated in a Current Report on Form 8-K dated June 17, 2016;

•                  The description of our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest contained in our registration statement on Form 8-A, dated April 21, 2004 and filed with the SEC on April 22, 2004; and

•                  The description of our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest contained in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012.

We also incorporate by reference into this prospectus all documents that we file (but not those documents or information that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated and after the date of the initial registration statement and prior to effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K except to the extent set forth above.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement without charge to each person who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60

Minot, ND 58702

Attn: Shareholder Relations

Telephone: (701) 837-4738

Facsimile: (701) 838-7785

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and the documents incorporated into this prospectus by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including our future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated implementation and results of our value add program, and anticipated timing of properties becoming same-store properties, are based on our expectations, forecasts and assumptions at the time. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; fluctuations in interest rates; adverse capital and credit market conditions that might affect our access to various sources of capital and cost of capital; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for our properties that may result in lower than expected occupancy and/or rental rates; the economic health of our commercial tenants; ability to acquire quality properties in our targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; our ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which we have already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; and those risks and uncertainties detailed from time to time in our filings with the SEC, including the Company’s Form 10-K for the fiscal year ended April 30, 2016 and subsequent quarterly reports on Form 10-Q. Although we believe that the expectations reflected in forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct.

In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

10,000,000 Common Shares of Beneficial Interest

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses incurred by the Company in connection with the issuance and registration of the common shares being registered pursuant to this Registration Statement on Form S-3.  All of the amounts shown are estimates, except for the SEC registration fee.

SEC Fee	$0
New York Stock Exchange Listing Fee	$48,000	*
Legal Fees and Expenses	$18,000	*
Accounting Fees and Expenses	$7,500	*
TOTAL	$73,500

* Estimate

Item 15.  Indemnification of Directors and Officers

Limitation of Liability and Indemnification.  Our Declaration of Trust provides that we will indemnify members of our board of trustees to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our board of trustees or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity, and further we will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of our board of trustees in connection with any such proceedings.

Our Declaration of Trust further provides that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents, to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

For purposes of providing indemnification for members of our board of trustees, and all of our officers, employees and agents, our Declaration of Trust provides that we will have the authority to enter into insurance or other arrangements, with persons or entities that are regularly engaged in the business of providing insurance coverage, to indemnify all of the members of our board of trustees, and all of our officers, employees and agents against any and all liabilities and expenses incurred by them by reason of their being members of our board of trustees, or our officers, employees or agents, whether or not we would otherwise have the power to indemnify such persons against such liability.  Without limiting our power to procure or maintain any kind of insurance or other arrangement, our Declaration of Trust provides that we may, for the benefit of persons indemnified by us, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure our indemnity obligation by grant of any security interest or other lien on our assets, or (iv) establish a letter of credit, guaranty or surety arrangement.  Any such insurance or other arrangement may be procured, maintained or established within us or with any insurer or other person deemed appropriate by our board of trustees regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by us.  In the absence of fraud, the judgment of the board of trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement will be conclusive, and such insurance or other arrangement will not be subject to voidability, nor subject the members of our board of trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether the members participating in and approving such insurance or other arrangement will be beneficiaries thereof.  We currently maintain insurance covering members of the board and officers against liability as a result of their actions or inactions on our behalf.

In addition, we have entered into Indemnification Agreements with each member of our board of trustees and the following officers: Chief Executive Officer and President; Chief Financial Officer and EVP; Chief Operating Officer and EVP; Chief Investment Officer and EVP; General Counsel and EVP; Senior Vice President, Residential Property Management; Chief Compliance Officer and Secretary; and Vice President and Principal Accounting Officer. These agreements supplement and further the rights provided in our Declaration of Trust. The agreements generally provide that we shall indemnify the indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by indemnitee in connection with their services as a Trustee or officer and also provide rights to advancement of expenses and contribution. An agreement terminates the later of: (1) the date the indemnitee is no longer a trustee or our employee and (2) the date that indemnitee is no longer subject to any actual or possible proceeding, as defined in the agreement.

With the exception of the indemnification and insurance provisions set forth above, there is currently no other statute, charter provision, bylaw, contract or other arrangement under which a member of our board of trustees or an employee is insured or indemnified in any manner against liability that he or she may incur in his or her capacity as a member of our board of trustees or as an employee.

Item 16.  Exhibits

Exhibit Number	Description
3.1

Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust, adopted on September 23, 2003, as amended on September 18, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on June 30, 2014)

3.2

Fourth Restated Trustees’ Regulations (Bylaws), adopted on September 15, 2015 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K file with the SEC on September 21, 2015)

3.3

Agreement of Limited Partnership of IRET Properties, dated January 31, 1997 (incorporated herein by reference to Exhibit 3(II) to the Company’s Registration Statement on Form S-11 filed with the Commission on February 18, 1997)

5.1**	Opinion of Stinson Leonard Street LLP
8.1**	Opinion of Hunton & Williams, LLP
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1)
23.3**	Consent of Hunton & Williams LLP (included in Exhibit 8.1)
24**	Power of Attorney

*                 Filed herewith.

**          Previously filed

Item 17.  Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation of from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota, on this 26th day of September, 2016.

INVESTORS REAL ESTATE TRUST

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Its:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/S/ Jeffrey L. Miller*
Jeffrey L. Miller	Trustee and Chairman	September 26, 2016

/S/ John D. Stewart*
John D. Stewart	Trustee and Vice Chairman	September 26, 2016

/S/ Jeffrey P. Caira*
Jeffrey P. Caira	Trustee	September 26, 2016

/S/ Michael T. Dance*
Michael T. Dance	Trustee	September 26, 2016

/S/ Linda J. Hall*
Linda J. Hall	Trustee	September 26, 2016

/S/ Terrance P. Maxwell*
Terrance P. Maxwell	Trustee	September 26, 2016

/S/ John A. Schissel*
John A. Schissel	Trustee	September 26, 2016

/S/ Timothy P. Mihalick	Trustee and Chief Executive Officer	September 26, 2016
Timothy P. Mihalick	(Principal Executive Officer)

/S/ Ted E. Holmes	Executive Vice President and Chief Financial Officer	September 26, 2016
Ted E. Holmes	(Principal Chief Financial Officer)

/S/ Nancy B. Andersen	Vice President and Principal Accounting Officer	September 26, 2016
Nancy B. Andersen	(Principal Accounting Officer)

* By Timothy P. Mihalick, attorney-in-fact

INVESTORS REAL ESTATE TRUST

Form S-3 Registration Statement

INDEX TO EXHIBITS FILED HEREWITH

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP